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CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Exhibit 10.22

DATED                                         20th February 2007

(1) THE BMJ PUBLISHING GROUP

- and -

(2) EPOCRATES, INC.

AGREEMENT
for the

NEWDX PROJECT

 CONTENTS

1.	Definitions and Interpretation	1
2.	NewDx Project	5
3.	Project Management	6
4.	Project Timetable	7
5.	NewDx Content	8
6.	NewDx Products	9
7.	Operation and Support	10
8.	Sales and Marketing	11
9.	Intellectual Property	14
10.	Financial Terms	15
11.	Termination	15
12.	Sub-contractors	21
13.	Warranties and Undertakings	21
14.	Indemnity	22
15.	Dispute Resolution	23
16.	Force Majeure	24
17.	Further Assurances	24
18.	Confidentiality	24
19.	Notices	25
20.	Announcements	25
21.	No Assignment	25
22.	Regulatory Intervention	26
23.	General	26
24.	Governing Law and Jurisdiction	26
25	Counterparts	27
Schedule 1—Executive Committee and Project Leaders		28
Schedule 2—NewDx Content Specification		29
Schedule 3—NewDx Products Specification		42
Schedule 4—Project Timetable		45
Schedule 5—Fees		46
Schedule 6—BMJWebDxPremium SLA		52
Schedule 7—Support Specification		55
Schedule 8—Epocrates Business Continuity Plan		57
Schedule 9—Sponsorship and Advertising Restrictions		58
Schedule 10—Exit Plan		60
Schedule 11—Change Process and Request Form		62
Schedule 12—Dispute Resolution		64

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

AGREEMENT FOR THE NEWDX PROJECT

Dated 20th February 2007

Between

(1)
THE BMJ PUBLISHING GROUP LIMITED a company incorporated under the laws of England and Wales and registered under number 03102371 whose registered office is at BMA House, Tavistock Square, London, WC1H 9JP, ("the BMJ") ; and

(2)
EPOCRATES, INC, a Delaware Corporation with a principal place of business at 1800 Gateway Drive, Suite 300, San Mateo, CA 94404, ("Epocrates")

Introduction

A
The BMJ is an international medical publisher including a publisher of evidence-based publications.

B
Epocrates has developed technology for web based and mobile delivery of content and has an existing subscriber base for accessing such content on this technology.

C
The BMJ and Epocrates now wish to collaborate on a joint project whereby the BMJ will provide point of care content for inclusion in mobile and web-based products which Epocrates will develop and which the Parties shall market and sell, upon the terms and subject to the conditions contained in this Agreement.

It is agreed:

1.     Definitions and Interpretation

1.1
In this Agreement, the following definitions apply and cognate expressions shall be construed accordingly:

  BMJ Marks means the trade names, branding, logos and trade marks of the BMJ and any graphical representations of any of the foregoing, examples of which shall be established in accordance with Clause 3.6;

  BMJWebDxPremium Product means a BMJ private-labelled/re-skin version of the EpocWebDxPremium Product with primary BMJ branding and secondary Epocrates branding but with the same functionality and user-interface of the EpocWebDxPremium Product in accordance with the NewDx Products Specification including API links to the Rx Product to be available on a BMJ nominated URL for Subscription access only;

  BMJWebDxPremium Product Royalties means the royalty payments by BMJ to Epocrates in respect of the BMJWebDxPremium Product as further detailed in Schedule 5;

  BMJWebDxPremium Product SLA means the service level agreement for the hosting, maintenance and operation of the BMJWebDxPremium Product as set out in Schedule 6;

  Business Days means any day other than a Saturday, Sunday or any public or statutory holiday in the UK or the US;

  Commencement Date means 20th February 2007;

  Content Advisory Panel means the three (3) person content advisory panel as jointly appointed from time to time by the Parties but to first be agreed within thirty (30) days of the execution of this Agreement, and if the Parties are unable to agree upon the membership of this panel, each

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  Party shall select one member and the two members so selected shall select the third member of the panel;

  Content Milestones means the milestones of the 30th, 100th, 250th, 500th and 700th unique monograph within the NewDx Content delivered by the BMJ to Epocrates under this Agreement and in accordance with the Project Timetable;

  Content Milestone Fees means the payments by Epocrates to the BMJ in respect of each Content Milestone as further detailed in Schedule 5;

  Epocrates Delivery Schema means the proprietary XML schema, as defined and maintained by Epocrates, to be used by BMJ to deliver the NewDx Content to Epocrates pursuant to Schedule 2; no changes to the Epocrates Delivery Schema may be made without the consent of both Parties.

  Epocrates Marks means the trade names, branding, logos and trade marks of Epocrates and any graphical representations of any of the foregoing, which shall be established in accordance with Clause 3.6;

  Epocrates Business Continuity Plan means the disaster recovery and emergency back-up protection and hand-over arrangements further detailed in Schedule 8 as reviewed and amended by the Parties from time to time;

  EpocWebDxFree Product means the free website (with both registration and no registration) for individuals to access, via Internet viewer for Online or Mobile Platforms (subject always to geographic restrictions for website access as set out in Clauses 8 and 11), information product based around the NewDx Content to be available on a Epocrates nominated URL with primary Epocrates branding and secondary BMJ branding and in accordance with the NewDx Products Specification;

  EpocWebDxPremium Product means the Subscription access only password protected information website product, for access via Internet viewer for Online or Mobile Platforms (subject always to geographic restrictions for website access as set out in Clauses 8 and 11), based around the NewDx Content available on a Epocrates nominated URL with primary Epocrates branding and secondary BMJ branding, sales for which may be bundled with the Essentials Online Product and in accordance with the NewDx Products Specification;

  EpocWebDxPremium Product Royalties means the royalty payments by Epocrates to the BMJ in respect of the EpocWebDxPremium Product as further detailed in Schedule 5;

  Essentials Mobile Product means the Rx Product plus the MobileNewDx Product, Epocrates ID®, Epocrates LabTM and other applications selected and distributed by Epocrates from time to time for use on Mobile Platforms;

  Essentials Online Product means the Rx Product plus the NewDx Content and other applications selected and hosted by Epocrates from time to time for use on Online Platforms;

  Executive Committee means the six (6) person executive committee to which each Party shall appoint three (3) persons, the current members of which are set out in Schedule 1;

  Fees means the fees and royalties payable by the Parties in respect of the New Dx Project as set out in Schedule 5;

  Institution means any university, academic centre or library or purchasing facility (including hospital group or government group) for which the purchasing facility has beds for inpatient treatment;

  Launch Date for a NewDx Product means the date on which such NewDx Product was first made available publicly after the completion of beta testing, similar pre-launch releases of the NewDx

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  Product and the first sale of a Subscription for the NewDx Product, if applicable, has been made, and in the case of the EpocWebDxFree Product, ten thousand (10,000) potential users have been notified by Epocrates of the availability of the product, all dates of which shall be notified by Epocrates to BMJ.

  Material Error has the meaning attributed to the term in Clause 5.3.

  MobileFreeNewDx Product means a version of the MobileNewDx Product for access via registration (without a subscription) for the purpose of obtaining Subscriptions to the MobileNewDx Product and which shall in no circumstances unless agreed to by the Executive `Committee, include more that [*] of the NewDx Content:

  MobileNewDx Product means an updated version of Epocrates' existing Subscription access only Dx product for use on or access from Mobile Platforms (subject always to geographic restrictions for website access as set out in Clauses 8 and 11), replacing the 5MCC element with the NewDx Content, with primary Epocrates branding and secondary BMJ branding, for access via Subscriptions and registration (without a subscription) (i.e., includes both the MobileFreeNewDx Product and MobilePremiumNewDx Product) for which may be bundled with the Essentials Mobile Product and in accordance with the NewDx Products Specification;

  MobileNewDx Product Royalties means the royalty payments by Epocrates to the BMJ in respect of the MobileNewDx Product as further detailed in Schedule 5;

  Mobile Platforms means technology platforms, including Internet viewers (subject always to geographic restrictions for website access as set out in Clauses 8 and 11), designed specifically for use on mobile, handheld devices including without limitation Palm OS, Pocket PC and Windows Mobile operating systems;

  MobilePremiumNewDx Product means a version of the MobileNewDx Product for access via Subscription only;

  NewDx Content means the monograph based point of care reference content for health professionals developed by the BMJ under this Agreement developed in accordance with the NewDx Content Specification and included in the XML schema for the New Dx Products and delivered to Epocrates and includes copies retained by BMJ or Epocrates as otherwise permitted under this Agreement;

  NewDx Content Specification means the agreed editorial and technical specifications for the NewDx Content as set out in Schedule 2;

  NewDx Products means the BMJWebDxPremium Product, the EpocWebDxFree Product, the EpocWebDxPremium Product and the MobileNewDx Product;

  NewDx Products Specification means the agreed functional and technical specifications for the NewDx Product platforms as set out in Schedule 3;

  NewDx Project means the development and operation of the NewDx Content and the NewDx Products and all associated and ancillary arrangements as contemplated by this Agreement;

  Online Platforms means technology platforms providing access to applications through the Internet from standard desktop, laptop and tablet computers and requiring Internet access at all times during which such applications are being accessed;

  Product Milestones means the delivery milestones in the development of the BMJWebDxPremium Product as set out in the Project Timetable;

  Project Delay has the meaning set out in Clause 4.3;

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  Project Leader means the project leader appointed by each Party, the current appointees set out in Schedule 1;

  Project Timetable means the implementation plan for the development, delivery, testing, acceptance, launch and operation of the NewDx Project in accordance with Schedule 4;

  Promote means to advertise or market as permitted under this Agreement; provided, however, that where Promotions are restricted to specific potential customers by geography or client-type, the following activities will not be considered to violate such restrictions so long as the intended targets of the Promotion, as apparent from the text and context of the Promotion, are potential customers within the restriction:

    (a)
    Advertising or promotion on websites with a country extension that is within the permitted geography and client-type shall be permitted even though available to potential customers that would otherwise be prohibited (e.g., ads and marketing on www.epocrates.com directed toward U.S. individuals may be seen by Institutions outside the U.S.);

    (b)
    Advertising and marketing with or through a search engine (e.g., keyword promotions with Google, participation in Google Co-op, Google Q&A, or other Google programs) which may include, in connection with such search engine programs, providing "teaser" NewDx Content with the search results (the amount of "teaser" content being agreed by the Executive Committee) ;

    (c)
    Content provided through journals, public relations, trade shows, email newsletters, on websites or other general communications not directed to individuals in any particular geography and so may be received by individuals outside the permitted geography shall be permitted even though it discusses NewDx Products barred pursuant to Clause 8.1(g) so long as the content of the communication does not attempt to circumvent the purpose of Clause 8.1(g);

    (d)
    Content included in email newsletters, on websites, in journals, trade shows, public relations or other general communications directed or targeted to individuals who may be affiliated with Institutions or other entities and encourage the individual recipients to support the purchase of a Subscription to a NewDx Product by the Institutions or entities with which they are affiliated; and

    (e)
    Email or other electronic communications targeted based on registration or other information believed to be reliable that describes the intended recipient as a person or entity eligible to receive advertising or marketing from or on behalf of the sender without further verification of eligibility (e.g., an email sent to an individual who has provided registration information indicating that the individual resides in the U.S.);

  Registered Physician has the meaning attributed to such term in Clause 11.4(b).

  Rights means all copyright, database rights, registered and unregistered trade mark rights, registered and unregistered design rights, patent rights and any and all other intellectual or industrial property or other rights of a similar or analogous nature whether or not registered or capable of registration throughout the world for the full period of protection and all renewals, revivals, reversions and extensions;

  Rx Product means Epocrates drug information product including versions for both Mobile Platforms and Online Platforms under the Epocrates Rx®, Epocrates Rx Pro® and Epocrates® Online and other Epocrates tradenames;

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  Sponsorship and Advertising Restrictions means the agreed sponsorship prohibitions and other marketing restrictions as set out in Schedule 9;

  Subscriptions means password protected access or access subject to other reasonable authentication mechanism (in accordance with industry standards) in exchange for fees for NewDx Content other than where ad hoc or promotional trial or demonstration access has been permitted, but including license codes sold enabling access upon download, registration or similar action by the user to activate the Subscription;

  Support Specification means the agreed user support processes for the NewDx Content and the NewDx Products as set out in Schedule 7;

  Technology Advisory Panel means the three (3) person technology advisory panel as jointly appointed from time to time by the Parties to be agreed within thirty (30) days of the execution of this Agreement, and if the Parties are unable to agree upon the membership of this panel, each Party shall select one member and the two members so selected shall select the third member of the panel;

  Term has the meaning set out in Clause 6;

  Third Party Materials has the meaning set out in Clause 9.5;

  United States or US means the fifty United States, the District of Columbia and all US territories and possessions.

  User Data means any content or data generated by or in relation to any person from their use of content or a website including customer/user registration, transaction and usage data and user submissions (whether or not information relating to individuals who can be identified from that information or that information in combination with any other information in the possession of the person holding it);

  Web Traffic Fees means the payments by Epocrates to the BMJ in respect of Visitors to the EpocWebDxFree Product as further detailed in Schedule 5;

1.2
In this Agreement, unless otherwise stated:

(a)
reference to any gender includes the others and words in the singular shall include the plural and vice versa;

(b)
the headings in this Agreement are for convenience only and shall not affect its interpretation;

(c)
references to Clauses and Schedules relate to this Agreement and all Schedules to this Agreement are an integral part of this Agreement;

(d)
references to a Party shall mean a party to this Agreement and include references to their respective successors in title, permitted assigns and novatees and references to a person include an individual, firm, unincorporated association or body corporate;

(e)
reference to including shall mean including without limitation; and

(f)
all references to timings set out in this Agreement are to the applicable time in California, U.S.A. unless otherwise stated.

2.     NewDx Project

  The BMJ and Epocrates hereby agree to collaborate on and to perform their respective obligations in respect of the NewDx Project upon the terms and subject to the conditions contained in this Agreement.

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3.     Project Management

3.1
The Parties have appointed the Executive Committee to be responsible for the oversight of the NewDx Project and the performance of this Agreement, including the review of project status, product concepts, content directions, business models, costs and other matters. A Party may change any of its members of the Executive Committee at any time by written notice to the other Party.

3.2
Each Party has appointed a Project Leader, with a named deputy, to be their designated project representative and contact point for the purposes of the day to day management of the NewDx Project and this Agreement. A Party may change its Project Leader at any time by written notice to the other Party.

3.3
The Project Leaders shall arrange regular telephone meetings during the Term to discuss and minute progress and shall respond promptly to any issues or requirements relating to the NewDx Project referred to them. They shall seek to resolve any problems arising as quickly and effectively as possible. Any issues which cannot be resolved between them shall be referred to the Executive Committee. Project Leader shall manage changes to the NewDx Products and other matters relating to the scope of this agreement in accordance with Clause 23 and Schedule 11.

3.4
The Executive Committee shall meet on a quarterly basis during the Term with at least one meeting per calendar year in person (two in the first calendar year) to review and discuss business and product status and directions, with the location of in-person meetings to alternate between San Mateo, California U.S.A. and London, England. As the NewDx Project develops the Parties may agree to re-schedule meetings on a less frequent basis. In between regular meetings of the Executive Committee either Project Leader may call a meeting of the Executive Committee to resolve a dispute or disagreement or for any other reason.

3.5
Either Party may observe performance and compliance with the provisions of this Agreement through periodic reviews at the other Party's premises (to be held at reasonably intervals and so as not to adversely impact on or interfere with the other Party's performance and compliance with the Project Timetable) or in accordance with Clause 6.7 of Schedule 5, to which the other Party shall grant access at reasonable times on reasonable prior written notice and in compliance with such additional terms as it may reasonably require including safety and security policies.

3.6
Branding to be used on the NewDx Products, including guidelines to be used respectively, will be agreed by the Executive Committee and will be confirmed in writing.

3.7
The Project Leaders shall reasonably co-operate to develop disclaimers for the NewDx Products and shall use all reasonable endeavours to agree a mutual disclaimer for use on the NewDx Products and where applicable within subscription agreements with respective customers and users.

3.8
The Project Leaders or such other personnel of the Parties as appropriate shall also be required to attend such further meetings as are necessary to ensure that the provision of the NewDx Project occurs in accordance with the terms and conditions of this Agreement.

3.9
Epocrates will coordinate at least one focus group with individual physicians in the US tentatively scheduled for March 1, 2007. In advance of the focus group, Epocrates and BMJ will agree as to the proposed topics, outline of questions, size, representation, location and format of the focus group(s). BMJ may provide suggestions on any such matters, but Epocrates will make all final determinations concerning the conduct of the focus group(s) and will be responsible for all expenses incurred in connection with the focus group(s) other than the costs incurred by BMJ to attend the focus group. At BMJ's expense, a reasonable number of BMJ personnel may attend the focus group, and a summary of the findings and a recording of the proceedings (if recorded) will be provided to BMJ.

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3.10
On a monthly basis, beginning at the end of the first calendar month after Launch of the first NewDx Product for the Online Platform, Epocrates will provide standardized reports on website usage, by NewDx Product hosted by Epocrates (i.e., BMJWebDxPremium Product, EpocWebDxFree Product and EpocWebDxPremium Product). Reporting for Institution and other multiple-user licenses will be limited to traffic to the BMJWebDxPremium Product.

  The reports will include:

    (a)
    number of visits during the month, where a visit is a unique session in a day,

    (b)
    number of unique visitors during the month, where a visitor is a unique individual, to the extent identifiable, regardless of the number of visits by the individual during the month;

    (c)
    average number of visits per unique visitor during the month;

    (d)
    number of page views during the month (tracked by selection, not URL);

    (e)
    a listing of referring search engine sites, and

    (f)
    a listing of other referring sites (e.g. MedSearch or banner ad).

3.11
On a quarterly basis, beginning at the end of the first calendar quarter after Launch of the first NewDx Product for the Online Platform, Epocrates will provide standardized reports on aggregate monograph usage across all NewDx Products for Online Platforms hosted by Epocrates.

  The reports will include:

    (a)
    number of times each monograph has been viewed during the quarter,

    (b)
    number of times each specific monograph section and sub-section has been selected in each monograph,

    (c)
    number and target of internal links clicked on in each monograph, and

    (d)
    number and target of BMJ CE links clicked on in a given monograph.

3.12
On a quarterly basis, beginning at the end of the first calendar quarter after Launch of the first NewDx Product for the Online Platform, the reports required by Schedule 5 will also be provided by Epocrates and by BMJ.

4.     Project Timetable

4.1
The Parties agree to perform their respective roles and responsibilities under this Agreement in accordance with the Project Timetable.

4.2
Accordingly each Party agrees to commit all necessary personnel, facilities and resources to complete each project task and deliver each deliverable item by its respective completion date as set out in the Project Timetable and failure to do so may be a material breach of this Agreement where indicated in accordance with Clause 11.

4.3
If either Party becomes aware that the completion of any project task or delivery of any deliverable item will be or is likely to be completed or delivered later than required by the Project Timetable (a Project Delay) it must immediately inform the other Party through the project management process described above. As a result of such report, or the other Party itself having reasonable grounds for suspecting such Project Delay the Parties shall discuss either at the next scheduled meeting or in the case of a materially significant Project Delay, an emergency meeting or conference call, the circumstances and implications of and the reasons for the Project Delay.

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5.     NewDx Content-

5.1
Subject to and in consideration of the payment of the Content Milestone Fees by Epocrates to the BMJ, the BMJ shall create and deliver to Epocrates (in the format as set out in the template and manner both referenced in Schedule 2) the NewDx Content in accordance with the NewDx Content Specification (Schedule 2) and the Project Timetable (Schedule 4). Subject to BMJ adhering to the NewDx Content Specification, BMJ shall have editorial control over the substance, meaning and style of content within each monograph.

5.2
Acceptance of the NewDx Content shall be agreed by Epocrates and the BMJ based on the NewDx Content Specification and in accordance with the Content Milestones and the provisions set out below. The acceptance process will include XML loading/technical verification.

5.3
The first 30 monographs from the NewDx Content have been delivered to Epocrates. After the initial thirty monographs, the BMJ will deliver additional NewDx Content monographs in batches of between 15 and 35 monographs every two weeks. Epocrates shall have ten (10) Business Days after receiving each batch delivery of NewDx Content or from signature of this Agreement (if New DX Content has been received prior to contract signature), thereafterto submit written feedback to the BMJ on any monograph within that delivery and to accept or reject any particular monograph included in the batch. While it is acknowledged by both parties that Epocrates, in the course of its review of the NewDx Content monographs may identify minor editorial comments and provide those comments to the BMJ, Epocrates may not reject a monograph unless the monograph (i) fails to meet the requirements of the NewDx Content Specifications or (ii) contains a Material Error. For the purposes of this paragraph, a "Material Error" means an error or omission in the clinical content of the NewDx Content monograph that at least two physicians at Epocrates agree is a material error or omission and if not corrected would be likely to be noticed by a significant number of clinicians reviewing the monograph and would reflect negatively on the parties. For the avoidance of doubt, Epocrates may not reject NewDx Content based on its view regarding content, style and accuracy of information in each monograph other than in the case of a Material Error. Upon completion of its review, Epocrates shall either:

(a)
accept a monograph as is (though Epocrates may provide written comments on any accepted monograph which the BMJ may accept or reject); or

(b)
reject a monograph and provide reasonable comments and guidance for amendments to a monograph based only on it not adhering to the NewDx Content Specification or containing a Material Error.

5.4
The BMJ shall have a further ten (10) Business Days for internal review and where external review is required fifteen (15) Business Days following receipt of the above feedback to amend those monographs within the Content Milestone which were not accepted as is and to re-deliver them to Epocrates.

5.5
Epocrates shall submit further feedback on the terms of Clause 5.3 for each re-delivered monograph. If necessary the BMJ may redeliver a monograph again in accordance with Clause 5.4. If Epocrates does not provide its feedback within the times required above and the BMJ has provided a written reminder to Epocrates but Epocrates has still not responded within a further five (5) Business Days after the later of the reminder or the deadline stated above the relevant monographs of the Content Milestone shall be deemed accepted.

5.6
If the BMJ does not accept the feedback provided by Epocrates regarding whether any monograph is in compliance with the NewDx Content Specification or there is any other dispute between the Parties regarding the delivery and/or acceptance of the NewDx Content then either Party may refer the matter to the Content Advisory Panel which shall arbitrate and render an opinion within 15 Business Days on the acceptability of the monograph or other matter referred to it. Neither Party

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  may refer a matter to the Content Advisory Panel until the matter has been presented to the Executive Committee and has remained unresolved by the Executive Committee for at least ten (10) Business Days after such presentation. The arbitration by the Content Advisory Panel shall be in lieu of the dispute resolution process set forth in Clause 15. Each Party accepts that the decision of the Content Advisory Panel shall be final and binding.

5.7
Incorporation of the NewDx Content with the NewDx Products will occur via Epocrates retrieving the NewDx Content in accordance with NewDx Content Specification (Schedule 2) and the Project Timetable (Schedule 4).

5.8
No amendments may be made by Epocrates to the NewDx Content other than as expressly permitted in this clause or Clause 11 post termination. For the avoidance of doubt this includes copyright notices, author names, look and feel and all content within a monograph. If changes are required for example to NewDx Content to fit within the MobileNewDx Product, then (i) if a change is to be made to the NewDx Content for all NewDx Products, Epocrates may inform BMJ of the desired change or BMJ may initiate the change on its own, and BMJ will be responsible for making the change, authorizing Epocrates to make the change (for example, correcting errors pending delivery of revised NewDx Content including the change from BMJ) or rejecting the change, or (ii) if the change is to be made only for the MobileNewDx Product (for example, colors, abbreviations, changes to conform to the available character set on the Mobile Platform), then Epocrates may make such changes so long as the changes do not change the substantive meaning of the content. BMJ may amend the NewDx Content where this is necessary or highly desirable and shall send Epocrates the changes. Should Epocrates be required by BMJ to implement a change to the NewDx Content for legal or other important reasons it shall do so in the timeframes specified by BMJ which shall be reasonably determined by the urgency and the extent and complexity of such changes.

6.     NewDx Products

6.1
Epocrates shall design, develop and operate the NewDx Products in accordance with the NewDx Products Specification and the Project Timetable.

6.2
Acceptance of the BMJWebDxPremium Product shall be agreed by Epocrates and the BMJ based on the relevant section of the NewDx Products Specification and in accordance with the Product Milestones and the provisions set out below.

6.3
Epocrates shall provide access to the BMJ in a format and manner reasonably agreed by the Parties to each Product Milestone to enable the BMJ's testing and review. The BMJ shall have ten (10) Business Days after receiving access to each Product Milestone to submit written feedback to Epocrates on that Product Milestone either:

(a)
accepting elements of that Product Milestone as is; or

(b)
providing reasonable comments and guidance for amendments to elements of that Product Milestone;

  in accordance with the relevant section of the NewDx Products Specification.

6.4
Epocrates shall have a further fifteen (15) Business Days following receipt of the above feedback to amend those elements of the Product Milestone which were not accepted as is and to re-provide access to them to the BMJ.

6.5
The BMJ shall submit further feedback on the terms of Clause 6.3 for each element to which access was re-provided. If necessary Epocrates may re-provide access to an element again in accordance with Clause 6.4. If the BMJ does not provide its feedback within the times required above and Epocrates has provided a written reminder to the BMJ but the BMJ has still not

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  responded within a further five (5) Business Days after the later of the reminder or the deadline stated above the relevant elements of the Product Milestone shall be deemed accepted.

6.6
If Epocrates does not accept the feedback provided by the BMJ regarding any element of a Product Milestone as in compliance with the relevant section of the NewDx Products Specification or there is any other dispute between the Parties regarding the design, development and/or acceptance of the BMJWebDxPremium Product then either Party may refer the matter to Technology Advisory Panel which shall arbitrate and render an opinion within fifteen (15) Business Days on the acceptability of the elements of a Product Milestone or other matter referred to it. Neither Party may refer a matter to the Technology Advisory Panel until the matter has been presented to the Executive Committee and has remained unresolved by the Executive Committee for at least ten (10) Business Days after such presentation. The arbitration by the Technology Advisory Panel shall be in lieu of the dispute resolution process set forth in Clause 15. Each Party accepts that the decision of the Technology Advisory Panel shall be final and binding.

6.7
Within thirty (30) days following acceptance of the 420th monograph, which includes twenty overview monographs, from the NewDx Content, (but no earlier than as set out in the Project Timetable) or such longer period for any NewDx Product as may be approved by the Executive Committee, Epocrates shall make the NewDx Products for Online Platforms available for access. Promptly after the later of completion of the SRS for the MobileNewDx Product pursuant to Schedule 3 or execution of this Agreement, the Executive Committee will establish the date and criteria for Launch of the MobileNewDx Product, Epocrates shall make the NewDx Products for Mobile Platforms available for access. Changes to the Launch criteria in this clause and the definition of "Launch" may be made by the Executive Committee.

6.8
The BMJWebDxPremium shall be available to the BMJ's authorised users from its Launch Date and, Epocrates shall continue to host, maintain and operate the BMJWebDxPremium Product from the its Launch Date for the remainder of the Term in accordance with the BMJWebDxPremium Product SLA.

6.9
Epocrates is responsible for hosting the NewDx Products. Epocrates shall at all times comply with, or exceed the requirements of, the Epocrates Business Continuity Plan for all NewDx Products.

6.10
During the Term, Epocrates and BMJ shall ensure the other Party is granted access rights for their respective NewDx Products for up to 5 staff or independent contractors to view all aspects of the NewDx Products as would be apparent to a user of that NewDx Product.

7.     Operation and Support

7.1
The Parties shall provide first and second line user support for the NewDx Content and the NewDx Products during the Term in accordance with the Support Specification (Schedule 7).

7.2
The BMJ agrees to create and deliver updates for the NewDx Content to Epocrates during the Term in a format, manner and frequency as set out in the NewDx Content Specification (Schedule 2). Epocrates agrees to implement each such update for the NewDx Products within thirty (30) Business Days of acceptance, or not later than the first monthly or quarterly update after such thirty (30) Business Day period if the updates are released at regular intervals.

7.3
For the avoidance of doubt Epocrates agrees that any new releases, upgrades or other developments of the EpocWebDxPremium Product implemented during the Term shall also be implemented concurrently or with minimal delay within the BMJWebDxPremium Product unless otherwise agreed with BMJ and excluding any advertising or sponsorship which shall not be included within the BMJWebDxPremium Product, and excluding any other content not expressly agreed in writing by the BMJ. BMJ requires that there is no ambiguity about the source of the NewDx Content and any changes must in no way imply any influence by pharmaceutical companies

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  or their agents. For the avoidance of doubt, any new developments outside the scope of the EpocWebDxPremium Product that may link into or from the EpocWebDxPremium Product, including resource centers, CME programs, blogs, discussion groups and other matters, whether or not including or constituting advertising or sponsored materials will not be implemented within the BMJWebDxPremium Product.

7.4
Each Party agrees and acknowledges there may be a need to develop, update and enhance the NewDx Content and the NewDx Products during the Term in order to maximise revenue and to reflect developments in the market e.g. by providing new forms of content or in additional formats or with enhanced digital rights management systems or other content protection systems or technology. The Project Leaders and the Executive Committee shall review and discuss potential developments on a regular basis within the project management procedures set out in Clause 3.

7.5
Epocrates shall at all times during the Term remain responsible for the NewDx Content in Epocrates' possession or control.

7.6
Epocrates shall not (and shall not permit or authorise any third party, other than authorised users of the NewDx Products, to) during the Term copy, sub-license, part with possession of, or allow third party access to, the NewDx Content in its possession or control except as necessary to perform applicable obligations under this Agreement nor remove or modify any burn-in warnings or watermarks included on such materials. Epocrates shall:

(a)
advise each of its employees, contractors and other individuals under Epocrates' control or supervision (in writing) of the criminal and civil liability that may arise by reason of the piracy, theft, unauthorised copying or unauthorised exhibition of such materials; and

(b)
keep in accordance with the relevant provisions of the NewDx Platforms Specification a record of all employees or contractors who have access to such materials and shall provide such information to the BMJ on request.

8.     Sales and Marketing

8.1
The Parties agree and acknowledge that the NewDx Products may only be marketed and sold during the Term in accordance with the following provisions, subject always to the Fees due:

(a)
Epocrates may Promote and provide access to the EpocWebDxFree Product without restriction within the US and Canada only to individuals;

(b)
Epocrates shall have the exclusive worldwide right to market, distribute and sell NewDx Products for use primarily on Mobile Platforms, and the exclusive right to market and sell Subscriptions to the MobileNewDx Product, and to distribute MobileFreeNewDx Product without a Subscription, to any customers. For the avoidance of doubt, geographical restrictions shall apply in accordance with Clause 8 and 11 should any Mobile Platform user wish to access the EpocWebDxFree Product, EpocWebDxPremium Product from outside of the US and Canada;

(c)
Epocrates shall have the exclusive right to Promote, market and sell the EpocWebDxPremium Product to both individuals and physician groups physically located within the US and Canada. Epocrates does not have the right to (nor to license, permit or authorise any other person to) market or sell the EpocWebDxPremium Product to Institutions outside the US & Canada, or within the US and Canada other than where these are existing US or Canadian customers as at the date of this Agreement. A list of such customers will be provided to the BMJ within 3 Business Days following signature of this Agreement. Notwithstanding this, Epocrates will collect a list of its Institutional customers which subscribe to its existing web products or services between the date of this Agreement and 45 days prior to the Launch Date and shall

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    provide these to BMJ. The Executive Committee shall then agree by at least 30 days before the Launch Date as to whether Epocrates or BMJ shall be entitled to Promote the web based NewDx Products to such Institutional customers. Unsolicited Institutional sales in the US and Canada are however permitted, and sales that result from permitted Promotions are considered unsolicited for this purpose. Epocrates may Promote, market and sell the EpocWebDxPremium Product to any entities within the US and Canada, other than Institutions.

  (d)
  The BMJ shall have the exclusive worldwide right to Promote, market and sell the BMJWebDxPremium Product to Institutions and any other customer throughout the world, other than individuals and physician groups within the US and Canada; and

  (e)
  The BMJ retains the exclusive right to market and Promote the NewDx Content for non-Mobile Platforms, in all territories outside the US and Canada. The BMJ shall not (nor license, permit or authorise any other person to), except as permitted in Clause 8.1(d), market, sell or Promote products containing the NewDx Content to customers or subscribers that are physically located in the US and/or Canada (for example doctors in US/Canada, hospitals in US/Canada, or pharma company divisions physically located in US/Canada), but excluding their branches or offices physically located outside the US and Canada.

  (f)
  Each party shall have the right to Promote, market and sell its NewDx Products to customers, such as systems vendors, where the delivery is in the form of XML or web services that enable the customer to present some or all of the NewDx Product or NewDx Content from within its health information technology products. The BMJ shall have the exclusive right to Promote, market and sell for such purposes to customers whose primary offices are outside the US and Canada, and both parties shall have the right to Promote, market and sell for such purposes to customers whose primary offices are in the US or Canada.

  (g)
  Where the sale by a Party of a NewDx Product is limited geographically under this Clause 8.1 or 11, the Party so limited may rely on reputable geographical barring software coupled with subscriber disclosed residence (where registration/subscriptions are required) to determine the location of a potential customer. When feasible, reasonable arrangements may be made to permit a subscriber who has met the geographical restrictions to access the NewDx Product from beyond the geographic limitations otherwise applicable (e.g., when travelling). Further, any NewDx Product that would likely be selected by an Internet search engine (e.g., Google) in connection with a search on a clinical term, may provide access to a single monograph in response to attempted access by an individual outside the permitted geography, but only if (i) no other monographs or NewDx Content is available from the monograph accessed, (ii) no opportunity is offered to register or otherwise subscribe to access to a NewDx Product or product containing NewDx Content that is not available from that geography, and (iii) messaging is included or attached to the monograph promoting an appropriate NewDx Product or product containing NewDx Content available under this Agreement from such geographic location, and if such product is available only from the other Party, such Party's consent concerning the messaging will first be obtained. Finally, each Party acknowledges that additional products or content may be made available through the same websites as include the NewDx Products, so long as such other products or content are distinct and that any requirement to restrict access to the NewDx Products under this clause do not apply to any other products or content available through such website. The Executive Committee shall evaluate from time to time as to whether there appears to be abuses by users of the NewDx Products and attempt to develop ways to overcome such abuses.

8.2
Each Party shall be responsible for its own marketing and sales costs and other costs in relation to the NewDx Project except where otherwise expressly set out in this Agreement. Either Party may

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  engage third parties to perform Promotion, marketing or selling, including resellers, on behalf of such Party, but such Party shall be responsible for ensuring that any such third party complies with the limitations set forth in this Clause 8.

8.3
The Parties agree and acknowledge that User Data generated during the license or use of the EpocWebDxFree Product, EpocWebDxPremium Product and the MobileNewDx Product will be owned by Epocrates, and the User Data generated during the license or use of the BMJWebDxPremium Product and any other products containing NewDx Content marketed by or on behalf of BMJ pursuant to Clause 8.1(e) will be owned by BMJ. User Data that is collected by a Party as a result of links out of a NewDx Product will be the property of the Party receiving such User Data even if the NewDx Product that contained the link is associated with the other Party in the first sentence above (e.g., registration information collected by BMJ resulting from a link in the EpocWebDxPremium Product to BMJ's Clinical Evidence would be the property of BMJ). The Parties agree that collection and use of User Data shall be in compliance with applicable data protection legislation and regulation and all applicable privacy policies.

8.4
Both Parties agree to comply with the Sponsorship and Advertising Restrictions in connection with sponsorship and advertising from third parties included in the pages of the NewDx Products during the Term. The BMJ shall control, manage and deploy all advertising and sponsorship appearing in or associated with the BMJWebDxPremium Product, and Epocrates shall control, manage and deploy all advertising and sponsorship appearing in or associated with the EpocWebDxPremium Product, EpocWebDxFree Product and MobileNewDx Product. For the avoidance of doubt, unless independently agreed to by the Parties, Epocrates shall have no obligation to serve up ads, install links or otherwise manage content, promotional or otherwise, that is exclusively to be reflected in the BMJWebDxPremium Product. Such Sponsorship and Advertising Restrictions do not apply to any other sponsorship or advertising from third parties accepted by a Party for display outside the NewDx Products, including other sections of an Epocrates or BMJ website containing a NewDx Product or other portions of a product or suite of products that includes a NewDx Product or portions of NewDx Content outside the NewDx Product (such amounts of NewDx Content to be agreed by the Executive Committee) or links with a NewDx Product, so long as such locations outside the NewDx Products is readily discernible from the NewDx Product to an end user.

8.5
Prior to Launch of the first NewDx Product, the Executive Committee will approve guidelines for the Promotion of the NewDx Products ("Promotion Guidelines"). The Promotion Guidelines will include naming for the NewDx Products which will be determined by the Executive Committee no later than 1st July 2007. Each Party (the "Promoting Party") agrees to comply with the guidelines approved by the Executive Committee, to provide a copy of all marketing materials to the other Party ("Reviewing Party") at or before the time of first publication or use of the material, except that marketing materials that merely reuse previously submitted materials without material modifications do not need to be resubmitted (for example, use of material in different media or in new presentations or communications). If the Reviewing Party believes that any material submitted by the Promoting Party violates the Promotion Guidelines, it will notify the Promoting Party in writing, specifying the basis for the objection. The Promoting Party will either modify the materials that were the subject of the notice to address the objection or will cease using the materials until the matter has been resolved. A Promoting Party may include a deadline for the review of the materials of not less than ten (10) Business Days, and if the Reviewing Party has not objected by such deadline, the Promoting Party will not be obligated to suspend use of the materials in the event of a subsequent objection pending resolution of the matter. Notwithstanding the foregoing, each Party is responsible for compliance with all applicable laws in connection with the Promotion, marketing and sales of the NewDx Products by or on behalf of such Party.

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9.     Intellectual Property

9.1
Epocrates agrees and acknowledges that, as between the Parties, the BMJ is the owner of any and all Rights in:

(a)
the BMJ Marks;

(b)
the NewDx Content;

(c)
the User Data assigned to BMJ pursuant to Clause 8.3; and

(d)
any other materials created or supplied by or on behalf of the BMJ in connection with the NewDx Project;

  (together, the BMJ Material).

9.2
The BMJ agrees and acknowledges that, as between the Parties, Epocrates is the owner of any and all Rights in:

(a)
the Epocrates Marks;

(b)
the NewDx Products excluding the NewDx Content and BMJ Material;

(c)
the User Data assigned to Epocrates pursuant to Clause 8.3; and

(d)
any other materials created or supplied by or on behalf of Epocrates in connection with the NewDx Project;

        (together, the Epocrates Material).

9.3
Subject to Clauses 8 and 9.6, the BMJ hereby grants (where relevant by way of present grant of future rights) to Epocrates a non-exclusive, non-transferable, perpetual licence of all such Rights in the NewDx Content to the extent and in so far as are reasonably necessary to provide the NewDx Products in accordance with this Agreement during the Term and thereafter but in accordance with the provisions of Clause 11.

9.4
Subject to Clauses 8 and 9.6, Epocrates hereby grants (where relevant by way of present grant of future rights) to the BMJ an exclusive, non-transferable perpetual licence of all such Rights in the BMJWebDxPremium Product to the extent and in so far as are reasonably necessary for the purposes of BMJ stepping in and being accessed all necessary software, databases and other requirements, other than the Third Party Materials, should the Epocrates Business Continuity Plan not be successful during the Term if so utilised, (and which is hereby authorised) and thereafter in accordance with the provisions of Clause 11 and the Exit Plan.

9.5
The Parties agree and acknowledge that the NewDx Content will not contain any third party material which is not owned by BMJ, other than certain discretionary miscellaneous material which may be licensed in for free. Any other third party material included in any NewDx Content shall be included after the Executive Committee agree to this including related costs. Where NewDx Content and the BMJWebDxPremium Product both contain elements owned by third parties (including without limitation material included in NewDx Content described above in this clause, and databases or software licences included in or necessary for the BMJWebDxPremium Product), this shall be identified in the Template and NewDx Products Specification, respectively (the Third Party Materials). The Parties agree and acknowledge that Epocrates will be responsible for procuring the necessary Rights in these Third Party Materials included in the BMJWebDxPremium Product, other than where part of the NewDx Content, for Epocrates to host the NewDx Products in accordance with the terms set out in the NewDx Products Specification. Changes to these shall be updated in writing. BMJ will be responsible for procuring the necessary Rights in the Third

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  Party Materials in order for BMJ to host the BMJWebDxPremium Product as and when permitted under this Agreement.

9.6
The BMJ grants to Epocrates a non-exclusive, non-transferable licence to use the BMJ Marks and Epocrates grants to the BMJ a non-exclusive, non-transferable licence to use the Epocrates Marks in both cases to the extent and in so far as are reasonably included during the Term on the NewDx Products as agreed by the Executive Committee PROVIDED THAT each Party undertakes to comply with the reasonable usage guidelines of the other Party and, if so required by the other Party, to enter into a separate licence agreement with the other Party and/or its licensors incorporating standard and customary protections in favour of the proprietor of such marks and logos. All goodwill arising from such use by the licensed Party shall accrue to the licensing Party and no action relating to infringement proceedings may be taken or instigated by the licensed party without the licensing party's prior written consent. Notwithstanding the foregoing, either Party may object in writing at any time to any use of its marks by the other Party, and such other Party shall promptly modify any such use as required by the licensing Party. All Rights not expressly granted hereunder are reserved to the owning Party which it should be free to exploit in its sole discretion.

9.7
In the event that either Party suspects infringement of the other party's intellectual property rights, being utilised by Epocrates or BMJ under this Agreement, such Party shall notify the owning Party and that owning Party shall take whatever steps it deems appropriate and commercially viable in order to investigate the suspected infringement and prevent ongoing infringement if found. Both Parties shall reasonably co-operate with such investigations and preventions.

9.8
In the event that a copyright infringement or claim alleging defamation is alleged regarding any individual aspect of the NewDx Content, and BMJ believes a substitute is required, Epocrates agrees to reasonably cooperate with replacement of that NewDx Content.

9.9
All rights not expressly granted are reserved.

10.   Financial Terms

  Subject to and in consideration of the performance of their respective obligations in accordance with the terms and conditions of this Agreement, Epocrates agrees to pay to the BMJ the Content Milestone Fees, the Web Traffic Fees, the MobileNewDx Product Royalties and the EpocWebDxPremium Product Royalties and the BMJ agrees to pay to Epocrates the BMJWebDxPremium Royalties in each case in accordance with the relevant provisions and on the terms set out in Schedule 5.

11.   Term and Termination

11.1
This Agreement shall commence on the Commencement Date and shall continue, unless terminated earlier by mutual agreement of the Parties, for an initial term ending at midnight on 31st December 2011 ("Initial Term"), continuing thereafter for further renewal periods of one calendar year unless terminated by either Party giving no less than six (6) months written notice to the other Party, such notice to expire at the end of the Initial Term or at the expiry of further year renewal periods, subject to any earlier termination in accordance with the provisions of this Clause 11 (the Term).

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11.2
Either Party may terminate this Agreement on six (6) months written notice to the other Party at any time after 31st December 2009, if the terminating Party can demonstrate Commercial Failure. Both Parties will use all reasonable endeavours to on their part avoid a Commercial Failure. For the purposes of this Clause 11.2 Commercial Failure means:

(a)
in the case of BMJ invoking this clause, where in either 2009 or 2010 calendar years Epocrates has not accrued royalties, including the Web Traffic Fees, the MobileNewDx Product Royalties and the EpocWebDxPremium Product Royalties, for BMJ in the sum of [*] or more; or

(b)
in the case of Epocrates invoking this clause where(i) BMJ has not accrued BMJWebDxPremium Product Royalties for Epocrates in the sum of [*] or more in 2009 or [*] or more in 2010, or (ii) the Visitors per month, as defined in Schedule 5, Clause 2.2(i), is less than [*] Visitors on average across 2009 or less than [*] Visitors on average across 2010.

11.3
In addition to (and not in substitution for) any other right or remedy, either Party may terminate this Agreement immediately by notice in writing to the other at any time within six months after the occurrence of any of the following:

(a)
the other Party commits any material breach of this Agreement (which includes both Level 1 and Level 2 breaches as defined below), which if capable of remedy it fails to remedy within forty (40) Business Days of receiving written notice from the terminating Party requiring such remedy;

(b)
the other Party commits any material and irremediable breach of this Agreement or repeats any material breach which has previously and properly been the subject of a notice under Clause 11.3(a) above;

(c)
the other Party is affected by a force majeure event in accordance with Clause 16 for a period in excess of forty (40) Business Days;

(d)
any meeting of creditors of the other Party is held or any arrangement or composition with or for the benefit of its creditors (including any voluntary arrangement as defined in the Insolvency Act 1986 or US Bankruptcy Code) is proposed or entered into by or in relation to such other Party;

(e)
a supervisor, receiver, administrator, administrative receiver or other encumbrance takes possession of or is appointed over or any distress, execution or other process is levied or enforced (and is not discharged within seven days) upon the whole or any substantial part of the assets of such other Party;

(f)
the other Party ceases or threatens to cease to carry on business or is or becomes unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or US Bankruptcy Code; or

(g)
a petition is presented, or a meeting is convened for the purpose of considering a resolution, for the making of an administration order, the winding-up, bankruptcy or dissolution of such other Party;

11.4
On termination of this Agreement under Clause 11.1 or 11.3(c):

  Epocrates' licence of Rights in the NewDx Content shall be as set forth in this Clause 11.4(a); provided that (i) the rights granted in Clauses 11.4.a.1 through 11.4.a.3 shall be subject to the Change of Control provisions for Epocrates such that BMJ may terminate the licence should Epocrates have a Change of Control as set out in Clause 21, (ii) BMJ reserves its right to terminate the licence for breach up until the commencement of the period set out in

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  Clause 11.4.a.4, and (iii) BMJ shall have no obligations to update any NewDx Content during this period or otherwise:

    11.4.a.1    Epoc Mobile Products.    Up until the period set out in paragraph 11.4.a.4 has expired, Epocrates will have a royalty free, worldwide, non exclusive, non transferable (except as permitted by Clause 21), non sublicensable right in perpetuity to sell the NewDX Content on Mobile Platforms. Epocrates shall be permitted to offer free NewDX Content on the Mobile Platforms so long as the proportion of the NewDX Content included in the free product for Mobile Platforms does not exceed 120% of the proportion of the NewDX Content included in the free product for the Mobile Platforms when the Agreement ended. Thereafter the provisions of Paragraph 11.4.a.4 shall apply.

    11.4.a.2    EpocWebDxFree Product, EpocWebDxPremium Product.    For a period of 5 years post-termination or expiry, Epocrates shall have the following rights in respect of the NewDx Content on a royalty free, non exclusive, non transferable, non sublicensable basis:

      To allow access to the EpocWebDxFree Product, EpocWebDxPremium Product and any rights of sales to system vendors of NewDx Content, to any customer within Canada and the US but otherwise on the same terms of licence as granted during the Term (other than customer restrictions), subject to no royalty being paid to the BMJ during this period.

    11.4.a.3    EpocWebDxFree Product, EpocWebDxPremium Product or any derivatives.    After the 5 year post-termination period described in Clause 11.4.a.2, and until as set out in Clause 11.4.a.4, Epocrates may deploy the EpocWebDxFree Product, EpocWebDxPremium Product or any derivatives in accordance with either (a) or (b) below, but not both simultaneously:

      (a)
      Royalty Free

                (i)  Epocrates can sell or allow access to its web based subscription or free product or other new subscription or free product in any media or create any derivative works containing the NewDx Content for a subscription or free product on a worldwide, royalty free, non exclusive, non transferable, non sublicensable, perpetual basis, but excluding to Institutions outside the US and Canada, subject to:

        (x)    any free product must have not more than [*] of the NewDx Content (and as updated), measured on the basis of, monographs, characters, words, or other objective criteria, as of the end of the Term and accessible by users for access without a paid subscription (paid subscriptions must be based on market rates); and

        (y)    the products for sale or accessed for free outside of the US and Canada which contains the NewDx Content (and as updated) must be substantially different in look and feel and presentation (including without limitation, colour, typesetting and order of content) and it containing at least 50% of different authors to that within any product BMJ is selling in the rest of world (outside of the US and Canada) ("ROW") which contains the NewDx Content at the time this clause becomes applicable (i.e., the later of 5 years post-termination or Epocrates introduces a product outside the US and Canada);

               (ii)  Epocrates can continue to use the NewDx Content within the EpocWebDxFree Website or any derivative thereof in any media, for access to users situated within the US or Canada on a non exclusive, non transferable, non sublicensable, perpetual basis. Until the requirements of clause (i) above are met with respect to an Epocrates product outside the US and Canada, Epocrates shall ensure all appropriate access controls and

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      geographical barring technology is used to ensure compliance with this provision. Where this does not exist for any new media, the rights do not extent to such media.

      (b)
      Royalty.

                (i)  Epocrates can sell or allow access to its web based subscription or free product or other new subscription or free product in any media or create any derivative works containing the NewDx Content for a subscription or free product (registration only or open access) on a worldwide, non exclusive, non transferable, non sublicensable, perpetual basis, but excluding to Institutions outside the US and Canada, subject to:

        (x)    the products for sale or accessed for free outside of the US and Canada which contain the NewDx Content (and as updated) must be substantially different in look and feel and presentation (including without limitation, colour, typesetting and order of content) and it containing at least 50% of different authors to that within any product BMJ is selling in the ROW (outside of the US and Canada) which contains the NewDx Content at the time this clause becomes applicable (i.e., the later of 5 years post-termination or Epocrates introduces a product outside the US and Canada).

        (y)    that any open access site outside the US and Canada must have the same restrictions and limitations, relative to the registration-only site, as apply to such levels of access in the US and Canada.

        (z)    that Epocrates pays the BMJ a royalty for all revenue received related to free access to the free product containing the NewDx Content (and as updated) in accordance with the following formula for free access outside of the US and Canada:

        the amount of [*] per Registered Physician (as defined below) per month as at the date of termination or expiry of the Agreement, shall then each year during the 5 year post-termination period (in which Epocrates cannot allow free access outside of the US and Canada) be subject to the UK rate of inflation percentage as at 31 December each year , as reported in the English Retail Price Index, published by the National Office of Statistics who website at the date of this Agreement is www.statistics.gov.uk . Then at the point in which these rights kick in to allow free access (5 years post termination or expiry) the [*] plus 5 years of inflation on that amount shall be the rate payable per month for the first year of non US or Canadian located Registered Physicians for free access and such a rate shall increase annually by the UK rate of inflation, determined as stated above. Such payments shall be made in accordance with Schedule 5.

        "Registered Physician" means an individual who registers to gain access to NewDx Content on a free, registered basis and who claims in such registration to be a physician, based on Epocrates including a drop down of choices and a requirement to state what the registrant is, by occupation.

               (ii)  Epocrates can continue to use the NewDx Content within the EpocWebDxFree Website or any derivative thereof in any media, for access to users situated within the US or Canada on a non exclusive, non transferable, non sublicensable, perpetual basis. Until the requirements of clause (i) above are met with respect to an Epocrates product outside the US and Canada, Epocrates shall ensure all appropriate access controls and geographical barring technology is used to ensure compliance with this provision. Where this does not exist for any new media, the rights do not extent to such media.

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    11.4.a.4    Upon the later of 10 years after the termination or expiry of the Agreement, or 50% of the authors contributing to the content for the Epocrates products are different from those who were contributors to the NewDx Content at the termination or expiration of the Agreement Epocrates will be free to continue to use the NewDx Content within any Epocrates product of any derivative thereof in any media, for access to users situated worldwide on a non exclusive, transferable, sublicensable, perpetual basis, and all restrictions in the Agreement on Epocrates use of such content would be of no further effect.

    and

  (b)
  the BMJ's licence of Rights in the BMJWebDxPremium Product in Clause 9.4 shall be extended to the extent and in so far as is reasonably necessary to enable the continued hosting and operation of the BMJWebDxPremium Product by or on behalf of the BMJ in the place of and no less effectively than Epocrates which licence shall continue indefinitely. BMJ shall be permitted to modify and update the functionality and look and feel of the BMJWebDxPremium.

11.5
On termination of this Agreement by either Party (the Terminating Party) under Clause 11.2:

(a)
the Non-Terminating Party would receive the same rights due to it under Clause 11.4 (a) or (b) as applicable as if termination had been under Clause 11.1, or 11.3(c) save and except where Epocrates is the Terminating Party, Epocrates shall continue to host and maintain the BMJWebDxPremium Product (at BMJ's option) for a period of six months whilst following the release of the Epocrates Escrow Deposit BMJ undertakes all necessary measures for migration over to BMJ hosting. For the avoidance of doubt, no royalties shall be paid to Epocrates by BMJ during this six month period; but

(b)
the Terminating Party would not have any licence or right to use the Rights of the Non-Terminating Party following the date of termination.

11.6
On termination of this Agreement by either Party (the Terminating Party) under Clause 11.3(a), 11.3(b) (where the material breach is a Level 1 Breach) and 11.3(d) through (g) inclusive:

(a)
the Terminating Party would receive the same rights due to it under Clause 11.4 (a) or (b) as applicable as if termination had been under Clause 11.1, or 11.3(c) save and except where Epocrates is the breaching party, or Epocrates terminates under Clause 21 for its own Change of Control in which case, Epocrates shall continue to host and maintain the BMJWebDxPremium Product (at BMJ's option) for a period of six months whilst following the release of the Epocrates Escrow Deposit BMJ undertakes all necessary measures for migration over to BMJ hosting. For the avoidance of doubt, no royalties shall be paid to Epocrates by BMJ during this six month period; but

(b)
the other Party would not have any licence or right to use the Rights of the Terminating Party following the date of termination.

11.7
On termination of this Agreement by either Party under Clause 11.3(a) or 11.3(b) where the material breach is a Level 2 Breach:

(a)
the Terminating Party would receive the same rights due to it under Clause 11.4 (a) or (b) as applicable as if termination had been under Clause 11.1, or 11.3(c); but

(b)
the other Party would not have any licence or right to use the Rights of the Terminating Party for a suspension period of one year following the date of termination but thereafter would receive the same rights due to it under Clause 11.4 (a) or (b) as applicable as if termination had been under Clause 11.1 or 11.3(c).

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11.8
For the purposes of this Clause 11: a Level 1 Breach shall be a material breach involving fraud, blatant abuse of the other Party's Rights in contravention of the licences set out herein or non-payment of Fees or Royalties beyond 90 days of its due date and which exceeds [*] or failing to report Royalties and Fees owing to the other Party beyond 90 days of their due date (but excluding where this is reported in good faith but contains unintentional errors in such reports); or failing to make the BMJWebDxPremium, EpocWebDxFree and EpocWebDxPremium Products and/or Mobile NewDx Products or Mobile Free NewDx Product available to users for more than 14 consecutive days; and a Level 2 Breach shall be a material breach involving breach of the BMJWebDxPremium Product SLA, the Project Timetable and all other breaches.

11.9
On termination of this Agreement for whatever reason:

(a)
the BMJ shall continue to own the BMJ Material existing at the date of termination and Epocrates shall continue to own the Epocrates Material existing at the date of termination and both Parties shall be free to use their own materials without restriction ;

(b)
except as expressly permitted above the BMJ shall cease any further use of the Epocrates Material and Epocrates shall cease any further use of the BMJ Material except as specifically directed and agreed by the Parties to allow for the orderly transfer to replacement suppliers including as set out in the Exit Plan in Schedule 10;

(c)
subject to (b) above, at the other Party's election, each Party shall destroy or deliver to the other Party or as the other Party directs all copies of the other Party's material and any confidential information of the other Party in its possession or control at the date of termination;

(d)
provide all reasonable assistance which may be required for the orderly transfer to replacement suppliers including as set out in the Exit Plan; and

(e)
each Party shall cease to be entitled to any further payment from the other Party under this Agreement provided that each Party shall remain under an obligation to pay any moneys properly due under this Agreement up to the date of termination.

11.10
The Exit Plan set forth in Schedule 10 provides for the deposit into escrow of certain materials and the rights to use such materials upon release from escrow. The Parties recognize that while the full right to use such materials does not occur until the termination of the Agreement or later, in order to exercise its rights in a timely manner, the BMJ may need to have access to the Epocrates Escrow Deposit earlier in order to prepare such materials as permitted and required under the Exit Plan. Therefore, in the event that either party provides written notice of termination pursuant to Clause 11.1, 11.2, 11.3, 21 or 22, the Escrow Agreement will provide for:

(i)
release of the Epocrates Escrow Deposit immediately upon delivery of such written notice of termination if terminated by either party pursuant to Clauses 11.1 or 11.3(c) or 22;

(ii)
release of the Epocrates Escrow Deposit six (6) months after the effective date of termination if terminated by Epocrates pursuant to Clause 11.3(a) or (b) in the case of a Level 2 Breach by BMJ;

(iii)
release of the Epocrates Escrow Deposit immediately upon delivery of such written notice of termination if terminated by BMJ pursuant to Clauses 11.1, or 11.3 or by Epocrates pursuant to Clause 11.2 or Epocrates has a Change of Control giving rise to termination pursuant to Clause 21;

(iv)
termination of the Escrow Agreement without release of the Epocrates Escrow Deposit to the BMJ if terminated for any other reason.

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11.11
Termination of this Agreement shall be without prejudice to any other rights or remedies to which a Party may be entitled under this Agreement or at law as a result of or in relation to any breach or other event which gives rise to such termination, and shall not affect any other accrued rights or liabilities of either Party as at the date of termination

11.12
Clauses 9, 11, 13 (to the extent that any breach of warranty arose during the Term), 14 (excluding Clauses 14.1 and 14.2), 15, 17, 18, 23, and 24 and Schedules 5 (to the extent required by Clause 11.4.a.3(b) or relating to fees accrued during the Term), 10 and 12 shall survive the termination of this Agreement.

12.   Sub-contractors

  Either Party may employ subcontractors in the performance of its obligations under this Agreement; provided that (i) any such subcontractor is advised of and agrees to comply with the terms of this Agreement as they relate to the work to be performed by the subcontractor, (ii) the Party engaging a subcontractor is not relieved of its obligations under this Agreement and is responsible for the performance or non-performance by any subcontractor it engages, and (iii) either Party may object for reasonable cause at any time to the use of any specific subcontractor by the other Party (for the purposes of this clause, "reasonable cause" includes unsatisfactory prior or current experience with the subcontractor, that the subcontractor is a competitor of or performs substantial work for a competitor of the objecting Party, or the objecting Party reasonably believes that the reputation or qualifications of the subcontractor could negatively affect the reputation or goodwill of the objecting Party or the NewDx Products).

13.   Warranties and Undertakings

13.1
Epocrates hereby warrants and undertakes with and to the BMJ that:

(a)
Epocrates shall ensure that its obligations contained in this Agreement, shall be performed with reasonable diligence, skill and care by competent personnel with appropriate levels of experience for the tasks which they are required to perform, to the best of their ability and in a professional, lawful and timely manner;

(b)
Epocrates is wholly free to enter into and perform its obligations under this Agreement and its performance shall not be impaired, restricted or interfered with by any other contract or obligations it may have or by any outstanding litigation or dispute in which it or any of its personnel is or are involved; and

(c)
Epocrates is or shall be the owner of the Rights licensed to the BMJ by Epocrates, has or shall obtain all waivers, permissions and consents in relation to all those elements created or produced by or on behalf of Epocrates necessary for the provision and use of the BMJWebDxPremium Product in accordance with the terms and conditions of this Agreement. These shall in no way whatever be a violation or infringement of any third party Rights, right of privacy or publicity and shall not be obscene, libellous or defamatory or otherwise unlawful and not in any way inhibit, restrict or impair the free and/or unrestricted use and operation of the BMJWebDxPremium Product or any other exercise by the BMJ of the Rights granted in this Agreement. Epocrates warrants in respect of Rights in and to Third Party Materials included in the BMJWebDxPremium Product these shall be disclosed in Schedule 3 (for those known as at the date of this Agreement) and updated from time to time and notified to BMJ. Epocrates warrants that the Rights in and to Third Party Materials included in the BMJWebDxPremium Product shall be consistent with the Rights granted in Clauses 9 and 11.

(d)
It shall use all reasonable endeavours to ensure that appropriate disclaimers (even if these are not jointly developed under Clause 3.7) and are included with due prominence on the

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    New DX Products and terms and conditions with users of the New DX Content, minimise the risk of claims against Epocrates, BMJ and their agents, resulting from errors or omissions within the New DX Content.

13.2
The BMJ warrants and undertakes with and to Epocrates that:

(a)
BMJ shall ensure its obligations contained in this Agreement shall be performed, with reasonable diligence, skill and care by competent personnel with appropriate levels of experience for the tasks which they are required to perform, to the best of their ability and in a professional, lawful and timely manner;

(b)
the BMJ is wholly free to enter into and perform its obligations under this Agreement and its performance shall not be impaired, restricted or interfered with by any other contract or obligations it may have or by any outstanding litigation or dispute in which it or any of its personnel are involved; and

(c)
the BMJ is or shall be the owner of the Rights licensed to Epocrates by the BMJ, has or shall obtain all waivers, permissions and consents in relation to all those elements created or produced by or on behalf of the BMJ necessary for the provision and use of the NewDx Content in accordance with the terms and conditions of this Agreement. These shall in no way whatever be a violation or infringement of any third party Rights, right of privacy or publicity and shall not be obscene, libellous or defamatory or otherwise unlawful and not in any way inhibit, restrict or impair the free and/or unrestricted use and operation of the NewDx Products or any other exercise by Epocrates of the Rights granted in this Agreement. BMJ warrants in respect of Rights in and to third party Third Party Materials included in the NewDx Content these shall be disclosed in Schedule 3 (for those known as at the date of this Agreement) and updated from time to time and notified to Epocrates. BMJ warrants that the Rights in and to Third Party Materials included in the NewDx Content shall be consistent with the Rights granted in Clauses 9 and 11.

(d)
It shall use all reasonable endeavours to ensure that appropriate disclaimers (even if these are not jointly developed under Clause 3.7) and are included with due prominence on the New DX Products and terms and conditions with users of the New DX Content, minimise the risk of claims against Epocrates, BMJ and their agents, resulting from errors or omissions within the BMJWebDxPremium Product.

14.   Indemnity and Limitation of Liability

14.1
Subject to Clause 14.3, and both parties adhering to the provisions of Clauses 13.1(d) and 13.2(d) and where relevant to the claim Epocrates adhering to Clause 5.8, each Party shall indemnify and hold harmless the other Party (the Indemnified Party) against all losses, damages, injury, costs or expenses resulting from third party claims arising from any breach of any of its obligations, warranties and/or undertakings contained in the Agreement provided that the Indemnified Party complies with Clause 14.2.

14.2
The Indemnified Party shall:

(a)
promptly notify the other Party if any claim or action by a third party is made or threatened to which the other Party's indemnity may extend;

(b)
make no admission nor attempt to settle or compromise any such claim or action without the other Party's consent;

(c)
allow the indemnifying Party full conduct of the defence; and

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  (d)
  provide the indemnifying Party with all reasonable co-operation.

14.3
Subject to Clause 14.4, each Parties' aggregate and total liability to the other in respect of all claims for breach of contract, negligence, breach of statutory duty or otherwise under or in connection with this Agreement, is limited as follows:

(a)
for claims relating to: (i) personal injury or death caused by either Party's acts or negligence or that of its employees, agents and/or sub-contractors; or (ii) infringement of Rights; or (iii) non-payment of Fees; no limit shall apply;

(b)
for claims relating to damage to or loss of tangible property (excluding claims for loss or corruption of, or damage to data) liability is limited to [*];

(c)
for all claims subject to Clause 14.1, the indemnifying party's liability is limited to [*] per BMJ insurance year or Epocrates insurance year (as appropriate for the indemnifying party);

(d)
for all other claims by Epocrates against the BMJ arising from the NewDx Content liability is limited to [*] per BMJ insurance year ; and

(e)
any other claims liability shall be limited to a sum equal to [*] per claim or series of claims arising from any one incident.

14.4
EXCEPT FOR CLAIMS FOR INDEMNIFICATON UNDER CLAUSE 14.1, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE LOSS OR DAMAGE, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS, LOSS OF DATA. LOSS OF ANTICIPATED EARNINGS AND LOSS OF CONTRACTS HOWEVER CAUSED. THE PARTIES AGREE THAT THESE LIMITAIONS HSALL APPLY EVEN IF THIS AGREEMENT OR ANY LIMITED REMEDY SPECIFIED HEREIN IS FOUND TO HAVE FAILED OF ITS ESSENTIAL PURPOSE. THIS CLAUSE ALLOCATES THE RSISKS BETWEEN THE PARTIES AND THIS ALLOCATION IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

15.   Dispute Resolution

15.1
In the event that there is a material dispute between the Parties in relation to any matter arising from or in connection with this Agreement, unless resolved by the Content Advisory Panel pursuant to Clause 5.6 or the Technical Advisory Panel pursuant to Clause 6.6 then the Parties agree to follow the procedures set out in this Clause as follows:

(a)
if a Party reasonably believes that there is a dispute which has not been resolved at an operational level between Project Leaders, then that Party (for the purposes of this Clause known as the Escalating Party) shall bring the existence of such dispute to the attention of the Executive Committee;

(b)
following receipt by the Executive Committee of the notice of dispute and such additional information to enable adequate consideration of the dispute, the Executive Committee shall meet and use reasonable endeavours to resolve the dispute within fifteen (15) Business Days of the date of receipt of the notice of dispute;

(c)
in the event that the dispute is still unresolved after such fifteen (15) Business Day period, each Party shall inform its chief executive or his or her nominated delegate (in their absence) of the existence of the dispute and provide them with sufficient detail to enable them to give proper consideration to the dispute; and

(d)
the chief executive or his or her nominee of each Party shall then discuss and shall use their reasonable endeavours to resolve the dispute within ten (10) Business Days from the date on which they are informed of the existence of the dispute by their respective Project Managers or such longer period as may be agreed.

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15.2
If such dispute has not been satisfactorily resolved after the Parties have followed the procedures set out in Clause 15.1 above or, notwithstanding the provisions above, in any event within a period of forty (40) Business Days from the date of receipt by the Recipient Party of the notice of dispute, either Party may, subject to the terms and conditions contained in this Agreement and pursuant to the terms set forth in Schedule 12, submit the matter to non-binding mediation, and if such mediation is not successful within the timetable specified, binding arbitration.

16.   Force Majeure

  Neither Party shall be liable to the other if it is unable to perform or is delayed in performing its obligations under this Agreement due to circumstances over which it has no control such as extremes of weather or nature, government action, war, terrorism, civil unrest or act of God but excluding strikes and default of its suppliers or contractors, and provided that:

  (a)
  it takes all practical and appropriate steps to minimise the impact of and to overcome those circumstances;

  (b)
  it gives the other Party immediate written notice of the circumstances and the steps it is taking under (a) and otherwise complies with the reporting and project management provisions of this Agreement; and

  (c)
  any payment obligation of the other Party shall be suspended and if such circumstances prevents performance for a period of 40 (forty) Business Days or longer, this Agreement may be terminated as set forth in Clause 11.3(c).

17.   Further Assurances

  Each Party undertakes that it shall at its own cost and at the other Party's reasonable request do all such acts and execute such further documents as may be necessary to give effect to the terms of this Agreement.

18.   Confidentiality

18.1
Each Party undertakes to the other that, subject to Clause 18.2 below, it will treat as confidential the terms of this Agreement together with all information whether of a technical nature or otherwise relating in any manner to the business or affairs of the other Party as may be communicated to it hereunder or otherwise in connection with this Agreement and will not disclose such information to any person (other than, in each case on a need to know basis and subject to a similar obligation of confidence set out herein, to its associates, auditors and other professional advisers, (and in the case of the BMJ, to its contractors such as writers, reviewers, editors and advisers) or to the media and will not use such information other than for the purposes of this Agreement subject always to prior specific authorisation in writing by the disclosing Party to such disclosure or use.

18.2
The provisions of Clause 18.1 above shall not apply to any information which:

(a)
is in the public domain other than by default of the recipient Party;

(b)
is obtained by the recipient Party from a bona fide third party having no apparent restraint on its free right of disposal of such information;

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  (c)
  is independently developed by the recipient Party without reference to the confidential information received from the other Party, as evidenced by tangible documentation contemporary with such independent development; or

  (d)
  is required to be disclosed by law (or applicable regulation) or the valid order of a court of competent jurisdiction, or the request or direction of any governmental or other regulatory authority or agency.

19.   Notices

  Any notice to be given hereunder shall be duly given if addressed to the Project Leader and:

  (a)
  delivered personally;

  (b)
  mailed by first class pre-paid air mail to the address stated in this Agreement of the Party to be served which notices shall be deemed to have arrived in the ordinary course of international post;

  (c)
  sent via a reputable third party courier service such as FedEx or DHL to the address stated in this Agreement of the Party to be served which notices shall be deemed to have arrived on the date specified by such courier service; or

  (d)
  sent by facsimile to the addressees number notified to the sender by the addressee or (if not so notified) recorded in any official index of facsimile numbers which notices shall be deemed to have arrived on the date of transmission if sent not later than one hour before close of business on a Business Day or otherwise on the next business day and provided that the sender does not within 24 hours after sending such notice receive any indication that the message is incomprehensible.

20.   Announcements

  Neither Party to this Agreement shall make any public announcement, press release or other external communication in relation to the existence of or the contents of this Agreement without the prior written consent of the other Party to the text and content of an such announcement, release or communication.

21.   No Assignment, Change of Control

  Neither Party shall have the right to assign or sub-license the benefit of any of the obligations under this Agreement (or any part thereof) without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, subject to the next sentence. In the event of a transaction or series of transactions, whether by merger, sale of assets or stock or otherwise, where such transaction or series of transactions results in a single entity or multiple entities ("Acquirer(s)") holding ownership of more than 50% of the assets of a Party or more than 50% of the voting rights in the equity of a Party, and if the Acquirer(s) is/are any pharmaceutical, arms, tobacco or pornography organisation (in whole or part) or [*] or a scientific or medical publisher (in whole or part) then either Party may terminate this Agreement, effective upon receipt of written notice (pursuant to Clause 19) from the terminating Party provided such notice is delivered within 90 days after the consummation of such transaction(s) or the terminating party becoming aware of such transaction(s) whichever is the latest and the provisions of Clause 11.6 shall apply as if the Party involved in such transaction had committed a material Level 1 Breach and the Party not involved in such transaction shall be considered the "Terminating Party" for the purposes of Clause 11.6 regardless of which Party provides notice pursuant to this clause.

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22.   Regulatory Intervention

  If any courts, tribunals, regulatory authorities or other competent bodies having relevant jurisdiction shall declare any material element of this Agreement to be void, unlawful or unenforceable in whole or in part or (whether on a final or interim basis) order either of the Parties to desist from observing any material provisions in whole or in material part then either Party may terminate this Agreement on 15 business days notice to the other. In such circumstances the provisions of Clause 11.4 shall apply.

23.   General

23.1
A waiver by either Party of any of the terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

23.2
This Agreement constitutes the entire agreement between Epocrates and the BMJ with respect to the subject matter herein contained. This Agreement cannot be changed or terminated orally, and no changes or amendments to this Agreement shall be binding upon the Parties until accepted in writing (which includes by fax but not email) by a duly authorised representative of both Parties. Where possible both Parties agree to use the process (for Product changes) and a Change Request Form as set out in Schedule 11.

23.3
No terms, obligations, representations, promises or conditions oral or written, express or implied, have been made or relied upon by either Party other than those expressly contained herein. For the avoidance of doubt, each Party irrevocably waives any right it may have to seek a remedy for:

(a)
any misrepresentation which has not become a term of this Agreement; or

(b)
any breach of warranty or undertaking (other than those expressly contained in this Agreement whether express or implied, statutory or otherwise unless such misrepresentation, warranty or undertaking was made fraudulently.

23.4
No term or provision of this Agreement is for the benefit of any person who is not a Party. A person who is not a Party to this Agreement has no right to enforce the benefit of any term of this Agreement and to the extent permitted by law the Parties hereby exclude the application of Contracts (Rights of Third Parties) Act 1999 to this Agreement.

23.5
Nothing contained in this Agreement shall in any way create any association, partnership or the relationship of principal and agent between the Parties hereto or be construed as evidencing the intention of the Parties to constitute such a relationship.

24.   Governing Law and Jurisdiction

  This Agreement shall be governed by and construed in all respects in accordance with California law, without regard to the conflicts of laws provisions thereof, and the Parties agree that any mediation or arbitration shall be conducted in the State of California, USA and submit to the exclusive jurisdiction of the California Courts as regards any claim or matter arising in relation to this Agreement permitted by or not addressed by the alternative dispute resolution provisions set forth in Schedule 12, save where it is necessary for enforcement purposes to bring proceedings in another jurisdiction.

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25.   Counterparts

  This Agreement may be entered into in any number of counterparts and by the Parties to it on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

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Schedule 1—Executive Committee and Project Leaders

        Referenced in Definitions of "Executive Committee" and "Project Leader"

        "Executive Committee" referred to in Clauses 3.1, 3.3, 3.4, 3.6, 5.6, 6.6, 6.7, 7.4, 8.1©, 8.1(g), 8.4, 8.5, 9.6, 15.1(a) and 15.1(b)

        "Project Leader" referred to in Clauses 3.2, 3.3, 3.4, 3.7, 3.8, 7.4, 15.1(a) and 19

(1)   Executive Committee

For BMJ

  •
  Rachel Armitage

  •
  Phill Bird

  •
  Luisa Dillner

For Epocrates

  •
  Steve Kania

  •
  Sheryl Lowenhar

  •
  Jeffrey Tangney

(2)   Project Leaders

For BMJ
Mark Wiegand-Smith.

For Epocrates
Geoff Hyde.

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Schedule 2—NewDx Content Specification

        Referenced in Definition of "NewDx Content Specification"

        "NewDx Content Specification" referred to in Clauses 5.1, 5.2, 5.3, 5.3(b), 5.6, 5.7 and 7.2

1)    Content

  i)
  Monographs

  1ST 420 Monographs to be delivered in accordance with the Project Timetable

  See Appendix 1 to Schedule 2 for list of first 420 monographs and types. As some topic's/condition's relevance may diminish or due to difficulties with obtaining authors, BMJ shall be able to substitute topics/conditions for alternative monographs subject to agreement by Epocrates concerning such changes within 21 days of such decisions, ensuring that at least 75% of agreed monograph topics are produced, that a reasonably broad range of monographs will be produced and that the type of monograph (standard, evaluation, overview) does not vary by more than 5%.

    Next 280 Monographs—to be delivered in accordance with the Project Timetable with the topics and monograph types to be agreed by the Executive Committee, subject to substitution as set out above.

    Final Additional 300 Monographs to be delivered during 2008 with the topics and monograph types to be agreed by the Executive Committee, subject to substitution as set out above.

  ii)
  For the avoidance of doubt, no other BMJ owned or licensed content is included within the NewDx Content or the NewDx Products except as specifically specified in this Agreement.

2)    Technical Specification

  •
  Workflow status updates—in short term via Excel format , in long term via CMS driven report

  •
  XML data for each topic valid against the Epocrates Delivery Schema consistent with the then-current version of the applicable Monograph templates

  •
  Any agreed image files to be supplied as: Optimised: JPEG or GIF; Original format (as required): EPS, PNG, PDF

  •
  Any agreed rich media files to be supplied as: AVI, MOV, MP3, MPEG-4, WAV, WMA, WMV or FLV dependent on source

3)    Delivery Mechanisms-

        Unless otherwise agreed to by the Parties, content to be delivered to Epocrates as follows:

  •
  BMJPG push to Epocrates FTP server with email notice to Epocrates

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4)    Editorial Specification

NewDx Content Monographs will be developed in compliance with the applicable monograph templates (subject to below*) and the Guide for Authors. As of the date of this Agreement, the templates and Guide for Authors are as set forth below, and any changes to these specifications must be approved by the Project Leaders in writing including factoring all cost implications and any adjustments required between the Parties as a result:

  •
  Templates:

  •
  Dx2_Std_Template_v7.doc

  •
  Dx2_ID_Template_v7.doc

  •
  Dx2_EvalOf_Template_v2.doc

  •
  Dx2_Overview_Template_v2.doc

  •
  Author Instructions:

  •
  Author Instructions for Dx2 "Standard" Monographs Dx2_Instructions_Standard_v1.7_070129.doc (version 1.7)

  •
  Author Instructions for Dx2 "Evaluation Of" Monographs Dx2_Instructions_Eval_v1.3_070129.doc (version 1.3)

  •
  Author Instructions for Dx2 "Overview" Monographs Dx2_Instructions_Overview_v1.1_061120.doc (version 1.1)

*
Where any part of a monograph topic does not appropriately fit within any part of the template criteria (i.e. for example to complete it as is, is misleading or should it require qualification), BMJ shall be free to amend the content for the monograph as required, subject to making minimal necessary changes. Any such changes shall be noted to Epocrates when transmitted for acceptance, and the Parties will, as appropriate, discuss whether the template should be modified (e.g., the issue is expected to occur repeatedly), whether the change is able to be accommodated without engineering changes, and whether the template criteria should be waived for the particular monograph so that it may be accepted.

BMJ Processes—as set out in Appendix 2 to Schedule 2

5)    Updates

Frequency

Each Monograph will be reviewed and updated not less frequently than once per calendar year commencing in 2008. Updates will be provided to Epocrates on a reasonably regular basis and steady volume and shall be subject to review and acceptance as set forth in Clause 5.

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Processes

The Editorial Process for Updating Topics

[*]

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 Appendix 1 to Schedule 2

1st 420 Monographs * subject to substitution as set out in Schedule 2

Count	ID	Monograph Title	Monograph Type
1	1	Atrial Fibrillation, Chronic	Standard
2	2	Atrial Fibrillation, Paroxysmal	Standard
3	3	Atrial Fibrillation, Acute	Standard
4	4	Atrial Fibrillation (Overview)	Overview
5	5	Pharyngitis, Acute	Standard
6	6	Influenza Infection	Standard
7	7	Chronic Obstructive Pulmonary Disease	Standard
8	8	Chronic Obstructive Pulmonary Disease, Acute Exacerbation	Standard
9	9	Headache, Acute (Evaluation of)	Evaluation
10	10	Headache, Migraine	Standard
11	11	Headache, Cluster	Standard
12	12	Headache, Tension	Standard
13	13	Gout	Standard
14	14	Sinusitis, Acute	Standard
15	15	Sinusitis, Chronic	Standard
16	16	Diverticular Disease	Standard
17	17	Pneumonia, Bacterial	Standard
18	18	Pneumonia, Atypical	Standard
19	19	Pneumonia, Pneumocystis	Standard
20	20	Pneumonia, Fungal	Standard
21	21	Pneumonia, Aspiration	Standard
22	22	Pneumonia (Overview)	Overview
23	23	Herpes Zoster Infection	Standard
24	24	Diabetes Mellitus, Type 2	Standard
25	25	Diabetes Mellitus, Type 1	Standard
26	26	Hypertension, Essential	Standard
27	27	Hypertension, Critical	Standard
28	29	Hyperthyroidism (Evaluation of)	Evaluation
29	30	Hypothyroidism (Evaluation of)	Evaluation
30	32	Grave's Disease	Standard
31	34	Toxic Adenoma, Thyroid	Standard
32	35	Thyroiditis, Acute	Standard
33	39	Otitis Media	Standard
34	40	Otitis Externa	Standard
35	41	Ascites (Evaluation of)	Evaluation
36	42	Crohn's Disease	Standard
37	43	Ulcerative Colitis	Standard
38	44	Asthma	Standard
39	45	Asthma, Acute Exacerbation	Standard
40	46	STDs (Overview)	Overview
41	47	HIV Infection (Overview)	Overview
42	48	HIV Infection, Early	Standard
43	49	HIV Infection, Late	Standard
44	50	Syphilis Infection	Standard
45	51	Gonorrhea Infection	Standard
46	52	Chlamydia Infection	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
47	53	Herpes Simplex Infection	Standard
48	54	Urethritis	Standard
49	55	Depression	Standard
50	56	Addison's Disease	Standard
51	57	Hyponatremia (Evaluation of)	Evaluation
52	58	Hypernatremia (Evaluation of)	Evaluation
53	59	Hypokalemia (Evaluation of)	Evaluation
54	60	Hyperkalemia (Evaluation of)	Evaluation
55	61	Congestive Heart Failure, Chronic	Standard
56	62	Congestive Heart Failure, Acute Exacerbation	Standard
57	63	Cellulitis	Standard
58	64	Celiac Disease	Standard
59	65	Restless Legs Syndrome	Standard
60	66	Pancreatitis, Acute	Standard
61	67	Pancreatitis, Chronic	Standard
62	68	Conjunctivitis, Acute	Standard
63	69	Cough, Chronic (Evaluation of)	Evaluation
64	70	Deep Vein Thrombosis	Standard
65	71	Dizziness (Evaluation of)	Evaluation
66	72	Labyrinthitis	Standard
67	73	Benign Positional Vertigo	Standard
68	74	Psoriasis	Standard
69	75	Vaginitis	Standard
70	76	Urinary Tract Infections, Male	Standard
71	77	Urinary Tract Infections, Female	Standard
72	78	Cholecystitis	Standard
73	79	Dyspepsia (Evaluation of)	Evaluation
74	80	Peptic Ulcer Disease	Standard
75	81	Gastritis	Standard
76	82	Gastroesophageal Reflux Disease	Standard
77	83	Renal Failure, Acute	Standard
78	84	Renal Failure, Chronic	Standard
79	85	Osteoporosis	Standard
80	86	Rash (Evaluation of)	Evaluation
81	87	Dermatitis, Atopic	Standard
82	88	Dermatitis (Overview)	Overview
83	89	Dermatitis, Seborrheic	Standard
84	90	Dermatitis, Contact	Standard
85	91	Dermatitis, Dyshidrotic	Standard
86	92	Anemia (Overview)	Overview
87	93	Anemia (Evaluation of)	Evaluation
88	94	Anemia, Iron Deficiency	Standard
89	95	Anemia, Chronic Disease	Standard
90	96	Anemia, Aplastic	Standard
91	97	Anemia, Macrocytic	Standard
92	98	Anemia, Hemolytic	Standard
93	99	Anemia, Pernicious	Standard
94	100	Anemia, Sickle Cell	Standard
95	101	Acne Vulgaris	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
96	102	Acne Rosacea	Standard
97	103	Systemic Lupus Erythematosus	Standard
98	105	Rheumatoid Arthritis	Standard
99	106	Candidiasis Infection	Standard
100	107	Transient Ischemic Attack	Standard
101	108	Stroke, Acute	Standard
102	109	Sarcoidosis	Standard
103	111	Meningitis	Standard
104	112	Seizure Disorder (Overview)	Overview
105	113	Seizure, Acute	Standard
106	114	Seizure, Tonic Clonic	Standard
107	116	Pulmonary Embolism	Standard
108	117	Pap Smear, Abnormal (Evaluation Of)	Evaluation
109	118	Bell's Palsy	Standard
110	119	Dermatophyte Infections	Standard
111	120	Generalized Anxiety Disorder	Standard
112	121	Panic Disorder	Standard
113	122	Irritable Bowel Syndrome	Standard
114	123	Infectious Mononucleosis	Standard
115	124	Scabies	Standard
116	126	Hepatitis A Infection	Standard
117	127	Hepatitis B Infection	Standard
118	128	Hepatitis C Infection	Standard
119	130	Hepatitis, Autoimmune	Standard
120	132	Hypoparathyroidism	Standard
121	133	Hyperparathyroidism	Standard
122	134	Hemochromatosis	Standard
123	135	Bronchitis, Acute	Standard
124	136	Bronchitis, Chronic	Standard
125	137	Cryptogenic Organizing Pneumonia	Standard
126	138	Idiopathic Thrombocytopenic Purpura	Standard
127	139	Endocarditis, Infective	Standard
128	140	Multiple Sclerosis	Standard
129	141	Polycystic Ovarian Disease	Standard
130	142	Attention Deficit Hyperactivity Disorder	Standard
131	143	Diarrhea, Acute (Evaluation of)	Evaluation
132	144	Diarrhea, Chronic (Evaluation of)	Evaluation
133	145	Aneurysm, Abdominal Aorta	Standard
134	146	Hypertriglyceridemia	Standard
135	147	Parkinson's Disease	Standard
136	148	Angina, Chronic Stable	Standard
137	149	Angina, Unstable	Standard
138	150	Myocardial Infarction, ST-Elevation	Standard
139	151	Myocardial Infarction, non ST-Elevation	Standard
140	152	Acute Coronary Syndrome (Overview)	Overview
141	153	Polymyalgia Rheumatica	Standard
142	154	Constipation	Standard
143	155	Meniere's Disease	Standard
144	156	Pyelonephritis	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
145	157	Mononeuropathy (Evaluation of)	Evaluation
146	158	Polyneuropathy (Evaluation of)	Evaluation
147	159	Hypercalcemia (Evaluation of)	Evaluation
148	160	Hypocalcemia (Evaluation of)	Evaluation
149	161	Malaria Infection	Standard
150	162	Diabetic Ketoacidosis, Acute	Standard
151	163	Pheochromocytoma	Standard
152	164	Tuberculosis Infection (Overview)	Overview
153	165	Tuberculosis, Pulmonary	Standard
154	166	Tuberculosis, Extrapulmonary	Standard
155	167	Rhabdomyolysis	Standard
156	168	Onychomycosis	Standard
157	169	Urinary Incontinence	Standard
158	170	Hypercholesterolemia	Standard
159	171	Menorrhagia (Evaluation of)	Evaluation
160	172	Prostatitis, Acute	Standard
161	173	Pregnancy (Overview)	Overview
162	174	Pregnancy, Ectopic	Standard
163	175	Sjogren's Syndrome	Standard
164	176	Guillain-Barre Syndrome	Standard
165	177	Giant Cell Arteritis	Standard
166	178	Polycythemia Vera	Standard
167	179	Multiple Myeloma	Standard
168	180	Myopathies, Idiopathic Inflammatory	Standard
169	181	Hemorrhoids	Standard
170	182	Paroxysmal Atrial Tachycardia	Standard
171	183	Atrial Flutter	Standard
172	184	Disseminated Intravascular Coagulation	Standard
173	186	Epididymitis	Standard
174	187	Fibromyalgia	Standard
175	189	Back Pain (Evaluation of)	Evaluation
176	190	Intervertebral Disk Disorders	Standard
177	191	Spinal Stenosis	Standard
178	192	Osteoarthritis	Standard
179	193	Raynaud's Phenomenon	Standard
180	194	Menopause	Standard
181	195	Pelvic Inflammatory Disease	Standard
182	196	Syndrome of Inappropriate Antidiuretic Hormone	Standard
183	197	Delirium Tremens	Standard
184	198	Alcohol abuse	Standard
185	199	Cocaine abuse	Standard
186	200	Opiate abuse	Standard
187	201	Amphetamine abuse	Standard
188	202	Gastroenteritis, Viral	Standard
189	203	Gastroenteritis, Toxic	Standard
190	204	Cushing's Disease	Standard
191	208	Benign Prostatic Hyperplasia	Standard
192	209	Trigeminal Neuralgia	Standard
193	210	Urticaria (Evaluation of)	Evaluation

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
194	211	Obesity	Standard
195	212	Metabolic Syndrome	Overview
196	213	Erectile Dysfunction	Standard
197	215	Obstructive Sleep Apnea	Standard
198	220	Tetanus Infection	Standard
199	221	Typhoid Infection	Standard
200	222	Alopecia Areata	Standard
201	223	Alopecia, Androgenetic	Standard
202	224	Lyme Disease	Standard
203	225	Nephrolithiasis	Standard
204	226	Dysphagia (Evaluation of)	Evaluation
205	229	Roundworm Infection	Standard
206	230	Pseudomembranous Colitis	Standard
207	231	Rhinitis, Non-Allergic	Standard
208	232	Rhinitis, Allergic	Standard
209	233	Porphyria (Overview)	Overview
210	234	Porphyria Cutanea Tarda	Standard
211	235	Porphyria, Acute Intermittent	Standard
212	237	Stevens-Johnson Syndrome	Standard
213	238	Myasthenia Gravis	Standard
214	239	Renal Tubular Acidosis	Standard
215	241	Delirium (Evaluation of)	Evaluation
216	242	Dementia (Evaluation of)	Evaluation
217	243	Pericarditis	Standard
218	244	Myocarditis	Standard
219	245	Sepsis	Standard
220	247	Hirsutism (Evaluation of)	Evaluation
221	248	Syncope (Evaluation of)	Evaluation
222	249	Thalassemia (Overview)	Overview
223	250	Thalassemia, Alpha	Standard
224	251	Thalassemia, Beta	Standard
225	252	Upper Respiratory Infection	Standard
226	253	Aldosteronism, Primary	Standard
227	254	Prostate Cancer	Standard
228	255	Testicular Cancer	Standard
229	256	Lung Cancer	Standard
230	257	Breast Cancer	Standard
231	258	Colon Cancer	Standard
232	259	Cervical Cancer	Standard
233	260	Ovarian Cancer	Standard
234	261	Kidney Cancer	Standard
235	262	Brain Cancer	Standard
236	263	Thyroid Cancer	Standard
237	264	Stomach Cancer	Standard
238	265	Pancreatic Cancer	Standard
239	266	Uterine Cancer	Standard
240	267	Skin Cancer (Overview)	Overview
241	268	Melanoma	Standard
242	269	Basal Cell Skin Carcinoma	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
243	270	Squamous Cell Skin Carcinoma	Standard
244	271	Sarcoma	Standard
245	272	Leukemia (Overview)	Overview
246	273	Leukemia, Acute Lymphocytic	Standard
247	274	Leukemia, Acute Myelogenous	Standard
248	275	Leukemia, Chronic Lymphocytic	Standard
249	276	Leukemia, Chronic Myelogenous	Standard
250	277	Chronic Fatigue Syndrome	Standard
251	278	Cirrhosis (Evaluation of)	Evaluation
252	280	Bites, Animal	Standard
253	281	Bites, Insect	Standard
254	283	Cardiac Arrest	Standard
255	284	Ventricular Fibrillation	Standard
256	285	Ventricular Tachycardia	Standard
257	286	Ventricular Tachyarrhythmias (Overview)	Overview
258	287	Pleural Effusion (Evaluation of)	Evaluation
259	288	Diabetes Insipidus	Standard
260	290	Appendicitis, Acute	Standard
261	291	Appendicitis, Chronic	Standard
262	292	Pulmonary Hypertension, Primary	Standard
263	294	Hepatic Encephalopathy	Standard
264	295	Scleroderma	Standard
265	296	Carcinoid Syndrome	Standard
266	298	Cystitis, Acute	Standard
267	299	Dysuria (Evaluation of)	Evaluation
268	300	Costochondritis	Standard
269	301	Chest Pain (Evaluation of)	Evaluation
270		Glomerulonephritis	Standard
271	311	Hodgkin's Lymphoma	Standard
272	312	Lymphoma, Non-Hodgkin's	Standard
273	313	Hypoglycemia (Evaluation of)	Evaluation
274	315	Hematuria, Microscopic (Evaluation of)	Evaluation
275	316	Hematuria, Gross (Evaluation of)	Evaluation
276	317	Dementia, Alzheimer's	Standard
277	319	Dementia, Vascular	Standard
278	320	Dementia, Lewy Body	Standard
279	321	Mitral Valve Prolapse	Standard
280	322	Mitral Regurgitation (Evaluation of)	Evaluation
281	323	MItral Stenosis (Evaluation of)	Evaluation
282	324	Aortic Regurgitation (Evaluation of)	Evaluation
283	325	Aortic Stenosis (Evaluation of)	Evaluation
284	326	Preeclampsia	Standard
285	327	Wegener's Granlomatosis	Standard
286	328	Amenorrhea (Evaluation of)	Evaluation
287	329	Toxic Shock Syndrome	Standard
288	330	Amyotrophic Lateral Sclerosis	Evaluation
289	332	Erythema Nodosum	Standard
290	333	Eye Infections	Standard
291	335	Thrombophlebitis, Superficial	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
292	336	Drug Overdose (Overview)	Overview
293	337	Acetaminophen Overdose	Standard
294	338	Digoxin Overdose	Standard
295	339	Opiate Overdose	Standard
296	340	Cocaine Overdose	Standard
297	341	Amphetamine Overdose	Standard
298	342	Antidepressant Overdose	Standard
299	343	Benzodiazepine Overdose	Standard
300	344	Primary Biliary Cirrhosis	Standard
301	345	Ascending Cholangitis	Standard
302	346	Gilbert's Syndrome	Standard
303	348	Elevated LFTs (Evaluation of)	Evaluation
304	349	Abnormal EKG (Evaluation of)	Evaluation
305	350	Paronychia	Standard
306	351	Polyarteritis Nodosa	Standard
307	352	Sexual Dysfunction, Female	Standard
308	353	Giardiasis	Standard
309	354	Osteomyelitis	Standard
310	355	Endometriosis	Standard
311	356	Nephrotic Syndrome	Standard
312	358	Tapeworm Infection	Standard
313	360	Reiter Syndrome	Standard
314	362	Obsessive-Compulsive Disorder	Standard
315	364	Tinnitus (Evaluation of)	Evaluation
316	365	von Willebrand Disease	Standard
317	366	Ankylosing Spondylitis	Standard
318	367	Erythema Multiforme	Standard
319	369	Hepatoma	Standard
320	370	Pseudogout	Standard
321	371	Cardiomyopathy (Evaluation of)	Evaluation
322	372	Glaucoma, Angle-Closure	Standard
323	373	Glaucoma, Open-Angle	Standard
324	374	Acute Respiratory Distress Syndrome	Standard
325	375	Fever of Unknown Origin (Evaluation of)	Evaluation
326	376	Bechet's Syndrome	Standard
327	377	Myelodysplastic Syndrome	Standard
328	380	Carpal Tunnel Syndrome	Standard
329	382	Musculoskeletal Injuries	Standard
330	399	Lymphogranuloma Venereum	Standard
331	400	Wolff-Parkinson-White Syndrome	Standard
332	402	Hepatorenal Syndrome	Standard
333	405	Wernicke Encephalopathy	Standard
334	406	Schizophrenia	Standard
335	407	Uveitis	Standard
336	408	Zollinger-Ellison Syndrome	Standard
337	409	Idiopathic Hypertrophic Subaortic Stenosis	Standard
338	411	Smoking Cessation	Standard
339	414	Legionella Infection	Standard
340	415	Subarachnoid Hemorrhage	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
341	416	Subdural Hematoma	Standard
342	417	Coma (Evaluation of)	Evaluation
343	418	Contraception (Overview)	Overview
344	419	Premenstrual Syndrome / Dysphoric Disorder	Standard
345	420	Dysmenorrhea (Evaluation of)	Evaluation
346	421	Epistaxis (Evaluation of)	Evaluation
347	422	Abdominal Pain (Evaluation of)	Evaluation
348	425	Asperillgus Infection	Standard
349	427	Wilson's Disease	Standard
350	428	Narcolepsy	Standard
351	429	Temporomandibular Joint Syndrome	Standard
352	430	Post-Traumatic Stress Disorder	Standard
353	431	Peripheral Vascular Disease	Standard
354	432	Carbon Monoxide Poisoning	Standard
355	434	Hearing Loss (Evaluation of)	Evaluation
356	435	Renal Artery Stenosis	Standard
357	436	Encephalitis	Standard
358	437	Hernia, Inguinal	Standard
359	438	Hernia, Umbilical	Standard
360	440	Anorexia Nervosa	Standard
361	441	Bulimia Nervosa	Standard
362	444	Amyloidosis	Standard
363	445	Aortic Dissection	Standard
364	446	Interstitial Pulmonary Fibrosis	Standard
365	448	Atrioventricular Block, 1st Degree	Standard
366	449	Atrioventricular Block, 2nd Degree	Standard
367	450	Atrioventricular Block, 3rd Degree	Standard
368	451	Cholera	Standard
369	453	Bullous Pemphigoid	Standard
370	454	Pemphigus	Standard
371	455	Avian Influenza Infection	Standard
372	456	GI Bleed, Upper (Evaluation of)	Evaluation
373	457	GI Bleed, Lower (Evaluation of)	Evaluation
374	458	Pericardial Effusion (Evaluation of)	Evaluation
375	459	Tamponade, Cardiac	Standard
376	460	Metabolic Acidosis (Evaluation of)	Evaluation
377	461	Metabolic Alkalosis (Evaluation of)	Evaluation
378	462	Respiratory Acidosis (Evaluation of)	Evaluation
379	463	Respiratory Alkalosis (Evaluation of)	Evaluation
380	464	Status Epilepticus	Standard
381	465	Toxic Epidermal Necrolysis	Standard
382	466	Barrett's Esophagus	Standard
383	468	Hemophilia	Standard
384	469	Antiphospholipid Syndrome	Standard
385	471	Abetalipoproteinemia	Standard
386	472	Tricuspid Regurgitation	Standard
387	473	Tricuspid Stenosis	Standard
388	474	Pulmonary Regurgitation	Standard
389	475	Pulmonary Stenosis	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Count	ID	Monograph Title	Monograph Type
390	478	Glucose-6-Phosphate Deficiency	Standard
391	479	Goodpasture's Syndrome	Standard
392	480	IgA Nephropathy	Standard
393	481	Polycystic Kidney Disease	Standard
394	482	Nephropathy, Diabetic	Standard
395	483	Neuropathy, Diabetic	Standard
396	484	Prion Disease	Standard
397	486	Septic Arthritis	Standard
398	488	Bipolar Disorder	Standard
399	489	Personality Disorders (Overview)	Overview
400	490	Aneurysm, Cerebral	Standard
401	492	Sciatica (Evaluation of)	Evaluation
402	494	Pregnancy Complications (Overview)	Overview
403	495	Leiomyomas	Standard
404	496	Red Eye (Evaluation of)	Evaluation
405	497	Infertility, Male Factor	Standard
406	498	Infertility, Female	Standard
407	500	Corneal Abrasions	Standard
408	501	Anaphylaxis	Standard
409	503	Acute Abdomen (Evaluation of)	Evaluation
410	504	Pneumothorax (Evaluation of)	Evaluation
411	507	Venous Insufficiency, Chronic	Standard
412	509	Hypoglycemia (Non-diabetic)	Standard
413	510	Vaginal Discharge (Evaluation of)	Evaluation
414	511	Jaundice (Evaluation of)	Evaluation
415	512	Depression, Postpartum	Standard
416	517	Osteomalacia	Standard
417	518	Adrenal mass, Incidental (Evaluation of)	Evaluation
418	519	Adrenal cancer	Standard
419	520	Systemic Vasculitis	Standard
420	521	Hypopituitarism	Standard

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

 Appendix 2 to Schedule 2

BMJ Processes (New Monographs)

[*]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 3—NewDx Products Specification

        Referenced in Definitions of "EpocWebDxFree Product", "MobileNewDx Product" and "NewDx Products Specification"

        "EpocWebDxFree Product" referred to in Clauses 3.1, 8.1(a), 8.1(b), 8.3 and 8.4

        "MobileNewDx Product" referred to in Clauses5,8, 6.7, 8.1(b), 8.3, 8.4, 10 and 11.2(a)

        "NewDx Products Specification" referred to in Clauses 6.1, 6.2, 6.3, 6.6 and 9.5

        The NewDx Products will be developed consistent with the provisions set out in the Software Requirements Specification ("SRS"). The version of the SRS as of the date of this Agreement is: (i) for the Online Platform—Software Requirements Specification for Epocrates Online v3.0 Version 0.2 dated September 10, 2006, and (ii) for the Mobile Platform—Software Requirements Specification for Epocrates Dx (Mobile) Version (yet to be developed) . The BMJ Project Leader will have access to the most recent version of the SRS and will discuss any design issues with the Epocrates Project Leader. Where any disagreement arises as to the SRS's (for any reason), the Project Leader shall refer this dispute to the Executive Committee who shall endeavour to resolve the matter in a timely manner. If this is not resolved it shall be elevated in accordance with Clause 15.

        In no event shall the SRS deviate from the following tables showing content and features to be included in the NewDx Products for the Online Platform without the approval of the Executive Committee (Note: items in italics are under consideration for inclusion and are listed for illustrative purposes only—no determination has been made whether such material will be included).

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

  For the purposes of these tables, "Free Unregistered", "Free Registered" are versions of the EpocWebDxFree Product "Subscription" is the EpocWebDxPremium Product, and "Institutional" is the BMJWebDxPremium Product.

Free Unregistered (70%)	Free Registered (100%)
• Summary-Level Content	• Summary-Level Content
• Detail-Level Content (Priority)	• Detail-Level Content (Priority, Secondary)
• Info Boxes (Priority)	• Info Boxes (Priority, Secondary)
• Basic Images	• Basic Images
• Notes (Read/Share)	• Notes (Read/Write/Save)
• Discussion (Read)	• Discussion (Read/Write)

Subscription	Institutional
• Epocrates Online Premium (Rx, Dx, Lab, ID)	• Epocrates Online Premium (Rx, Dx, Lab, ID)
• Links to BMJ Clinical Evidence*	• Links to BMJ Clinical Evidence
• Links to BMJ Journals*	• Institutional IP Authentication
• Image Library	• Links to BMJ Journals
• Image Library
• Institutional Guidelines

*
Subject to agreement re: royalties for BMJ

	Unregistered	Registered	Premium	Institutional
Rx Basics	X	X	X	X
Formularies		X	X	X
MultiCheck		X	X	X
PillID			X	X
Altmeds			X	X
Tables			X	X
MedCalc			X	X
Dx Basics	X	X	X	X
Clinical Details	priority only	X	X	X
Basic Images	X	X	X	X
More Info Popups	priority only	X	X	X
Notes		X	X	X
Discussions	read only	X	X	X
BMJ Clinical Evidence			w/ subscription	w/ subscription
IP/SSO Authentication				optional
BMJ Skin				BMJ version only

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        The databases or software licenses expected as of the date of this Agreement to be included in Third Party Materials for the NewDx Products as defined in Clause 9.5 are as follows (updated lists will be included in the Epocrates Escrow Deposit):

    Any and all packages contained within Red Hat Enterprise Linux 3.x, Red Hat 7.2, SUSE 8.x and 9.x

    Custom:
    Tomcat 4.x and 5.x packages
    Apache 2.x packages
    ant
    ImageMagick-6.3
    logrotate
    ruby
    rubygems
    ruby-oci8
    ruby-fcgi
    nut
    lighttpd
    fcgi
    Mon

    Commercial:
    EMC PowerPath
    ColdFusion
    Oracle
    Java Runtime Environment 1.4.2.04

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 4—Project Timetable

        Referenced in Definition of "Project Timetable"

        "Project Timetable" referred to in Clauses 3.5, 4.1, 4.2, 4.3, 5.1, 5.7, 6.1 and 11.8

Milestone	Timing
First 30 Monographs delivered to Epocrates	Mid February 2007
Final SRS Approval for all websites	Mid March 2007
Engineering Plan Draft	End March 2007
First 100 Monographs delivered to Epocrates (cumulative)	End March 2007
Engineering Plan Approval	Mid April 2007
First 150 Monographs delivered to Epocrates (cumulative)	End April 2007
First 200 Monographs delivered to Epocrates (cumulative)	End May 2007
Code Drop Milestone #1	Early June 2007
Code Drop Milestone #2	End June 2007
First 250 Monographs delivered to Epocrates (cumulative)	End June 2007
Code Drop Milestone #3	Mid July 2007
First 300 Monographs delivered to Epocrates (cumulative)	End July 2007
Code Drop Milestone #4	Early August 2007
First 350 Monographs delivered to Epocrates (cumulative)	End August 2007
Feature Complete	End August 2007
First 420 Monographs delivered to Epocrates (cumulative)	End September 2007
Start BMJ Editorial Review	Mid September 2007
Beta Release	End September
Complete BMJ Editorial Review	MidOctober 2007
First 450 Monographs delivered to Epocrates (cumulative)	End October 2007
Final Release	End October 2007
Thereafter 50 Monographs delivered to Epocrates per month	Until 1000 delivered

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Schedule 5—Fees and Royalties

        Referenced in Definitions of "BMJWebDxPremium Product Royalties", "Content Milestone Fees", "EpocWebDxPremium Product Royalties", "Fees", "MobileNewDx Product Royalties" and "Web Traffic Fees"

        "BMJWebDxPremium Product Royalties" referred to in Clause 11.2(b)

        "Content Milestone Fees" referred to in Clauses 5.1 and 10

        "EpocWebDxPremium Product Royalties" referred to in Clause 10 and 11.2(a)

        "Fees" referred to in Clauses 5.1, 8.1, 10, 11.2(a), 11.8, and 14.3(a)

        "MobileNewDx Product Royalties" referred to in Clause 10 and 11.2(a)

        "Web Traffic Fees" referred to in Clause 10 and 11.2(a)

FEES

1.     Content Milestone Fees

1.1
Epocrates shall pay to the BMJ a fee of [*] on acceptance of each of the five (5) Content Milestones in accordance with Clause 5 and Schedule 4 ([*] in total); provided that if the first Content Milestone occurs before this Agreement is executed, the date of execution of the Agreement shall be considered the date of acceptance of such first Content Milestone.

1.2
BMJ shall invoice Epocrates upon acceptance of each Content Milestone and Epocrates shall make payment to BMJ within 30 days of the receipt of invoice.

2.     Web Traffic Fees

2.1
Subject to the additional terms in this section 2, Epocrates shall pay to the BMJ a fee of [*] for each Visitor to the EpocWebDxFree Product (registration required version) after its Launch Date during the Term.

2.2
For the purposes of this section 2, a:

(i)
"Visitor" means each unique monthly Verified US MD Visitor as determined by tracking the first visit by each Verified US MD Visitor to the EpocWebDxFree Product in any new calendar month.

(ii)
"Verified U.S. MD Visitor" is a user accessing the EpocWebDxFree Product who has registered with Epocrates and based on the information submitted during registration can be matched to the American Medical Association (AMA) physician database in accordance with the registration/verification process used by Epocrates

2.4
The Parties agree and acknowledge that the BMJ will not be paid a traffic fee by Epocrates for visitors to the BMJWebDxPremium Product or the EpocWebDxPremium Product.

2.5
Web Traffic Fees will be paid in accordance with Clause 6 of this Schedule 5.

3.     Royalties

        For the purposes of this section 3, Actual License Fees means the license fees BMJ or Epocrates invoices (or if not invoiced, received) from users for activated licenses to NewDx Products, net of returns, discounts, rebates, , upgrades, price adjustments, and any sales tax or similar tax assessed on the license fee charged for the NewDx Product based on the required payments set out in this Clause 3 of Schedule 5. Actual License Fees excludes any complimentary Subscriptions, trials and/or

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demonstrations, and non-NewDx Content (the latter which shall need to be agreed in writing between the Parties) although both Parties shall still report complimentary Subscriptions, trials and/or demonstrations, details in the reports required under Clause 8 of this Schedule 5. Royalties shall become payable as Actual License Fees are invoiced to customers (or if not invoiced upon receipt) by BMJ or Epocrates. Any royalties paid with respect to Actual License Fees that are written off as uncollectible bad debt or otherwise reduced as a result of returns, rebates or other matters identified above shall be off set against royalties due in the next royalty payment after the reduction occurs (subject to being itemised).

3.1   MobileNewDx Royalties

3.1.1
Subject to the additional terms in this section 3, Epocrates shall pay to the BMJ a royalty amount equal to [*] of the Actual License Fees received by or on behalf of Epocrates for the MobileNewDx Product during the Term.

3.1.2
If Epocrates includes the MobileNewDx Product as part of a discounted or promotional bundle with another Epocrates product or module, then the Actual License Fee received by Epocrates will be allocated between the components of the bundle using the methodology demonstrated by the following example ("the Methodology"):

  [*]

3.1.3
In any event, Epocrates shall pay to the BMJ [*] of the Actual License Fee as set out above or [*] per Subscription (calculated as an average on a quarterly basis) whichever is the greater amount.

3.1.4
[*]

3.2.  EpocWebDxPremium Product Royalties

3.2.1
Subject to the additional terms in this section 4, Epocrates shall pay to the BMJ

(a)
a royalty amount equal to [*] of the Actual License Fees received by or on behalf of Epocrates for the EpocWebDxPremium Product from Institutions, which are already existing as of the date of this Agreement or which are unsolicited. Institutional sales will not include individual credit card sales transacted directly off the Epocrates website (even if the credit card holder works in an Institution).

(b)
a royalty amount equal to thirty [*] of the Actual License Fees received by or on behalf of Epocrates for EpocWebDxPremium Product, including any sales pursuant to Clause 8.1(f), to all users other than Institutions.

3.2.2
In any event Epocrates will pay BMJPG [*] of the Actual License Fee or the Minimum Royalty as set out below whichever is the greater amount. Epocrates will pay a minimum Institutional royalty based as detailed in the next Clause 3.5 of this Schedule 5.

3.2.3
Actual License Fee calculation will be similar to the example provided in the Methodology. Further, in any bundle of the EpocWebDxPremium Product with the online Epocrates drug reference (licensed by Epocrates as of the date of this Agreement under the brand Epocrates Online Premium), the value of the Epocrates drug reference in that bundle shall be [*] of the bundle value if combined solely with the EpocWebDxPremium Product when sold to individual subscribers and otherwise shall be [*] in any other bundle for individual subscribers.

  For example: Bundle 1 includes EpocWebDxPremium plus the Epocrates online drug reference and sells for $120, the value assigned to the Epocrates drug reference is [*] of the bundle price and equals [*]. Bundle 2 includes EpocWebDxPremium plus the Epocrates online drug reference

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  and other Epocrates products and sells for $200. In this case the Epocrates drug reference is assigned a value of [*].

3.2.4
In any event, Epocrates shall pay to the BMJ [*] of the Actual License Fee as set out above or [*] per Subscription (calculated as an average on a quarterly basis) whichever is the greater amount with respect to subscriptions sold for single individual use.

3.3   The BMJWebDxPremium Product Royalties

3.3.1
Subject to the additional terms in this section 3.3, the BMJ shall pay to Epocrates an amount equal to [*] of the Actual License Fees received by or on behalf of the BMJ for the BMJWebDxPremium Product, (including BMJWebDxPremium Product sales pursuant to Clause 8.1(f)), during the Term up to [*] in each calendar year. Once Actual License Fees for the BMJWebDxPremium Product reach [*] in a calendar year, the BMJ shall then pay Epocrates an amount equal to [*] of the Actual License Fees for the remaining Actual License Fees that year.

3.3.2
Actual License Fee calculation will be similar to the example provided in the Methodology. To the extent that any other Epocrates products (e.g. the Epocrates online drug reference) are included in a bundle with the BMJWebDxPremium Product, BMJ will pay a royalty equal to [*] of the Actual License Fees attributable to such Epocrates product unless another royalty amount is specifically negotiated outside of this Agreement.

3.4   Royalties on Other Services.

  Each Party shall pay to the other a royalty amount equal to [*] of the Actual License Fees received by or on behalf of such Party in connection with any sale made by such Party to or through an entity whose primary office is located in the US or Canada pursuant to Clause 8.1(f). BMJ shall owe no royalties in connection with sales pursuant to such clause to entities whose primary offices are outside the US and Canada.

3.5   Minimum Royalties

  Minimum royalties for the Mobile NewDx Subscriptions are as set out in Clause 3.5 of this Schedule 5.

  Both Parties agree and acknowledge that the BMJWebDxPremium Royalties and the EpocWebDxPremium Product Royalties as detailed above are subject to the following minimum royalty per year (prorated for Subscriptions granted other than in full year increments) for the BMJWebDxPremium Product and EpocWebDxPremium Product as set out below insofar as it includes NewDx Content (but excluding any additional amount which shall be negotiated for non NewDx Content):

  Table 1

Institutional Bed Count	Minimum Payment BMJWebDxPremium (BMJPG pay to Epocrates)		Minimum Royalty EpocWebDxPremium (Epocrates pay to BMJPG)
1 - 200	$	[*]	$	[*]
201 - 400	$	[*]	$	[*]
401 - 600	$	[*]	$	[*]
601 - 800	$	[*]	$	[*]
>800	$	[*]	$	[*]

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  Table 2

Academic Institutions (no beds) FTE Count FTE definition: Academic institutions: Total number of medical faculty (academic staff and students) and researchers.	Minimum Payment BMJWebDxPremium (BMJPG pay to Epocrates)		Minimum Royalty EpocWebDxPremium (Epocrates pay to BMJPG)
Very Small 1 - 15 FTEs	$	[*]	$	[*]
Small 16 - 400 FTEs	$	[*]	$	[*]
Medium 401 - 1,500 FTEs	$	[*]	$	[*]
Large 1501 - 3,000 FTEs	$	[*]	$	[*]
Very Large > 3,000 FTEs	$	[*]	$	[*]

  Table 3

Non-Institutions (no beds) FTE Count	Minimum Payment BMJWebDxPremium (BMJPG pay to Epocrates)		Minimum Royalty EpocWebDxPremium (Epocrates pay to BMJPG)
Very Small 1 - 15 FTEs	$	[*]	$	[*]
Small 16 - 400 FTEs	$	[*]	$	[*]
Medium 401 - 1,500 FTEs	$	[*]	$	[*]
Large 1501 - 3,000 FTEs	$	[*]	$	[*]
Very Large > 3,000 FTEs	$	[*]	$	[*]

Note:    royalties are based on recommended retail prices shown below for NewDx Content, however both Parties are free to determine their own prices for Subscriptions. These royalties exclude any amount for access to other BMJ content aside from the NewDx Content.

  Table 4

Institutions with Beds	Price per site per year
1 - 200	$	[*]
201 - 400	$	[*]
401 - 600	$	[*]
601 - 800	$	[*]
>800	$	[*]

Academic Institutions (no beds) FTE Count	Price per site per year
Very Small 1 - 15 FTEs	$	[*]
Small 16 - 400 FTEs	$	[*]
Medium 401 - 1,500 FTEs	$	[*]
Large 1501 - 3,000 FTEs	$	[*]
Very Large > 3,000 FTEs	$	[*]

Note:    These prices require market testing and may be revised by the Executive Committee based on market feedback. These recommended prices exclude any amount for access to other BMJ content aside from the NewDx Content.

Note:    In establishing the bed count or the FTE count for any customer for the purposes of Tables 1 through 4 above, a Party may rely upon published reports of such matters (e.g., the American Hospital Association Guide), or upon a written representation from the customer concerning such matters, at the time of contract or contract renewal without further independent verification of the count.

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4.
BMJWebDxPremium Product and EpocWebDxPremium Product 3rd Party and Additional Content Licensing Fees

  If the either party wishes to license additional third party content and/or include its own other content for the BMJWebDxPremium and EpocWebDxPremium, a mutually agreed upon fee split will be negotiated at that time.

5.
Other BMJ Sales of NewDx Content

  No royalties shall be owing to Epocrates for sales of NewDx Content by BMJ other than in connection with sales of the NewDx Products or as set forth in Clause 8.1(f) of the Agreement and Clause 3.4 of this Schedule 5.

6.
Accounting, Reporting and Auditing

6.1
Each Party shall make the royalty or traffic fee payments to the other Party within twenty (20) Business Days of sending their quarterly royalty reports to the other Party (as set forth below in Clause 6.3) and thus make payment to such Party as reflected in the report.

6.2
All payments due under this Agreement shall be made:

(a)
in US Dollars;

(b)
by electronic transfer directly to the receiving Party's bank account as notified in writing to the paying Party and without any deduction for any expense except as expressly provided in this Agreement.

6.3
Each Party shall submit to the other Party within forty-five (45) days of the end of each calendar quarter during the Term (and thereafter in accordance with Clause 11.4 as applicable) in a format and manner reasonably agreed between the Parties a written statement showing full:

(a)
customer type (individual, group, institution);

(b)
product subscribed to;

(c)
location of subscriber (country, state or province);

(d)
Subscription period;

(e)
details of the amount of Actual Licence Fees collected during that quarter;

(f)
the royalties or Traffic Fees (as applicable) due to the other Party hereunder;

6.4
No recalculations based on credits, rebates or cancellations given for whatever reason will take place after the royalty or fees payment is made, but any such adjustments permitted under this Agreement shall be deducted from the royalties payable with respect to the period in which such adjustment occurred.

6.5
Throughout the Term, and for a further period of two (2) years following termination Epocrates shall keep and maintain at its principal place of business, accounts relating to: (i) Launch Date obligations; (ii) the Epocrates traffic statistics and web server logs; and (iii) the NewDx Products (other than the BMJWebDxPremium Product) and the applicable Actual License Fees.

6.6
Throughout the Term, and for a further period of two (2) years following termination BMJ shall keep and maintain at its principal place of business, accounts relating to: the BMJWebDxPremium Product and the applicable Actual License Fees.

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6.7
Each Party shall have the right at any time during the Term and for a further period of two (2) years following termination to audit (either itself or through an independent firm of chartered, or certified public accountants) the information and accounts referred to in section 6.5 and 6.6 as appropriate upon not less than 15 (fifteen) Business Days notice to the other Party and during business hours. Not more than one such audit may be conducted during any calendar year without cause, and the period covered by any audit shall be limited to the twelve (12) months ending on the date notice was received by the audited Party from the other Party indicating its intent to audit.

6.8
Any shortfall in the Fees paid to the auditing Party revealed by such audit shall immediately be remedied by the other Party. If a shortfall in excess of five percent (5%) is revealed, the other Party shall also refund the auditing Party's reasonable costs in conducting such audit.

6.8
It is understood that no Value Added Tax (VAT) will be charged by BMJ to Epocrates for the payments which Epocrates shall make it to under this Agreement, because Epocrates is located outside the U.K. The royalty payments should also be exempt from U.S. withholding tax by virtue of the U.S./U.K. income tax treaty. Both Parties agree to complete all necessary documentation necessary to be submitted for this exemption to apply. Should the relevant rules change, VAT shall be charged by BMJ in addition to such sums (provided that appropriate VAT invoices are provided) and/or withholding tax will be deducted as required by law, and the Parties will be liable for their own tax liabilities.

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Schedule 6—BMJWebDxPremium SLA

        Referenced in Definition of "BMJWebDxPremium Product SLA"

        "BMJWebDxPremium Product SLA" referred to in Clauses 6.8 and 11.8

        Operational Specifications (Production Infrastructure)

The Epocrates production facility has been architected as a highly available and highly scalable infrastructure. The site is monitored on a 24 × 7 × 365 basis for fault and performance characteristics. Every effort is made to minimize the frequency and affects of planned and/or unplanned outages of the infrastructure.

        The Service Level Agreement (SLA) for the production infrastructure is as set out below:

  The SLA sets out the time when the BMJWebDxPremium Product will be available for external user access. This includes access to the BMJWebDxPremium Product and NewDx Content included in that product and any other agreed content to the extent that it is hosted by Epocrates and its contractors.

  Epocrates agrees and undertakes to provide the Service Levels to the site in accordance with this Schedule. Epocrates further agrees that it shall monitor and measure the performance of the service and of the Service Levels and shall report the same to the BMJ as set out below.

1.     Availability

  1.1.
  Service Availability Definition

  "Availability" is defined as the time when the infrastructure is available for users to access the BMJWebDxPremium Product.. Availability is measured on a 24 × 7 × 365 basis and means when the BMJWebDxPremium Product is functioning correctly when accessed via the internet from outside the Epocrates network and includes being able to access the BMJWebDxPremium Product other than as excluded under 1.4 below ("Available").

  1.2.
  Planned Downtime

  "Planned Downtime" is defined as time when any component or service used to host the BMJWebDxPremium Product is not Available for external access due to planned maintenance activities. Such activities include but are not limited to: core infrastructure changes (router, firewall, switches) and database changes. Typical site maintenance activities including code and content releases do not require any site downtime.

  •
  Epocrates agrees that Planned Downtime will be less than or equal to 6 hours per month.

  •
  Allowable windows for planned site downtime are 10pm - 4am PT. Every effort will be made to limit Planned Downtime to these hours on the weekends unless circumstances warrant faster response.

  1.3.
  Unplanned Downtime

  "Unplanned Downtime" is defined as time other than due to Planned Downtime (within the defined maximum amounts) or as set out in Clause 1.4 of this SLA, when any component or service used to host the BMJWebDxPremium Product is not Available.

  •
  Epocrates agrees that the time to recover in the event of Unplanned Downtime is less than or equal to 2 hours per incident

  •
  Unplanned Downtime will not exceed 4 hours total in any six-month period (99.9087% availability)

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  •
  Note: Epocrates implements redundant application servers in its infrastructure. On occasion, a single server in a "pool" of systems will fail resulting in slightly impacted end-user performance without loss of functionality, and so not considered to be Unplanned Downtime.

  1.4.
  Not Covered by this SLA

  •
  Any service disruption due to natural disaster resulting in catastrophic failure of Epocrates facilities or colocation facilities.

  •
  Interruptions in third party networks that prevent Internet users from accessing the servers.

  •
  Acts outside of Epocrates control including but not limited to changes resulting from government, political or other regulatory actions or court orders.

2.     Performance Specifications

  2.1
  Definition

  Epocrates makes every effort to provide an acceptable level of performance through the use of a highly scalable architecture and effective load balancing of infrastructure components. Performance monitoring is performed by Keynote systems which provides site performance characteristics from various locations both domestically and internationally.

  It should be noted that while Epocrates makes every effort to adhere to the performance objective, it is for diagnostic and reporting purposes only. Performance results greater than the specified objective will be handled by our production fault management process. Site availability calculations do not include this performance objective.

  2.2
  Performance Objective

  Our goal for site performance is less than or equal to 5 seconds to render the Epocrates homepage as measured from Keynote's west coast measurement point in California as defined in their "Domestic 10" measurement package. Epocrates will determine adherence to the performance goal by averaging the homepage response time from this single measurement point over a monthly period.

3.     Site Monitoring

  3.1
  Definition

  Epocrates provides automated monitoring of the production facility on a continuous basis. The monitoring service implements 2 "bots" that continuously query all application services from both within and outside the local network to ensure the servers and applications are healthy and processing customer requests.

  3.2
  Notification and Response

  Epocrates staff is on-call on a 7 × 24 basis providing fault management for the production facility. Alerts (paging) based on the automated monitoring informs the on-call system administrator of the type and severity of the problem. This in turn dictates the level of response required to adhere to the stated SLA. Escalation processes exist should service levels be at risk based on the time to recover from a particular incident.

  3.3
  Reports

  Epocrates shall generate quarterly statistics for BMJ setting out whether the standards in this SLA have been achieved and itemizing Availability which shall be supplied to BMJ within 14 days following the end of the calendar quarter.

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4.     Data Protection

  Under the Data Protection Act 1998, BMJ is required to put in place an agreement between BMJ ("Data Controller) and any organisation which processes personal data on its behalf governing the processing of that data.

  In the course of providing the Services, Epocrates (the Data Processor") may be processing the following data ("the Personal Data") on behalf of BMJ:

  •
  Editorial contact details

  •
  Staff and contractor contact details

  •
  Subscriber information

  •
  The Personal Data shall be processed for the following purposes ("the Services"):

    To enable access to the BMJWebDxPremium Product

  The Personal Data are and will remain the property of BMJ all times.

  Epocrates agrees that it will process the Personal Data strictly in accordance with the following conditions:

  •
  The Data Processor shall process the Personal Data in accordance with BMJ's reasonable instructions.

  •
  The Data Processor shall employ appropriate operational and technological processes and procedures to keep the Personal Data safe from unauthorised use or access, loss, destruction, theft or disclosure;

  •
  The Data Processor shall ensure that only such of its employees who may be required by it to assist it in providing the Services have access to the Personal Data. The Data Processor shall ensure that all such employees have undergone training in the law of data protection and in the care and handling of Personal Data;

  •
  The Data Processor agrees to assist BMJ promptly with all subject information requests which may be received from the data subjects of the Personal Data;

  •
  The Data Processor shall not use the Personal Data for any purposes which may be inconsistent with those notified to the data subjects on or before the time of collection;

  •
  The Data Processor shall not disclose the Personal Data to a third party in any circumstances other than at the specific request of BMJ.

  Should Epocrates use a subcontractor for such services and this is permitted within this Agreement Epocrates will ensure that the same terms in respect of data protection requirements as apply to such a subcontractor in accordance with this Agreement.

  BMJ reserves the right upon giving reasonable notice and within normal business hours to inspect the Data Processor's systems in order to satisfy itself that the Data Processor is adhering to the terms of this Agreement.

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Schedule 7—Support Specifications

        Referenced in Definition of "Support Specification"

        "Support Specification" referred to in Clause 7.1

For Epocrates Sales & Users

  •
  All first line customer service and technical support will be provided by Epocrates as set out below.

  •
  Where the query relates to content, Epocrates shall email BMJ with the query within one Business Day and BMJ shall acknowledge Epocrates email within 1 Business day if received by Friday midday and respond back to Epocrates within 2 Business Days.

  •
  Standard Support

    Support is available for any current or potential client of Epocrates via email, web and Internet Chat (instant messaging via the Internet). The support team will handle inquiries regarding sales, installation, troubleshooting and product usage.

  •
  Premium support (Gold Support)

    Email, web, Internet Chat and telephone support are available for those customers who have purchased any paid subscription product, license code purchaser, license code redeemer and registered MD or DO.

Exclusions to this SLA

  •
  Any service disruption due to natural disaster resulting in catastrophic failure of Epocrates facilities or collocation facilities.

  •
  Interruptions in third party networks that prevent Internet users from accessing the servers.

  •
  Acts outside of Epocrates control including but not limited to (i) changes resulting from government, political or other regulatory actions or court orders

1.1.  Overview

  Epocrates provides customer support from multiple support centers in the United States. All customers can contact Epocrates free of charge and Epocrates provides a toll free number for those customers eligible for telephone support. All support services (including support web pages, phone, email and Internet Chat) are provided in English. While Epocrates makes every effort to adhere to the SLA stated below, there is no penalty assessed on behalf of any customer for non-compliance.

1.1.1.  Premium Support

  •
  Email, web and Internet Chat assistance is available Monday through Friday 8:00am - 6pm (Pacific Time). Customers can contact support by emailing: goldsupport@epocrates.com, clicking the "Chat Now" button on various Epocrates web pages or by using the support portal at www.epocrates.com/support.

  •
  Telephone assistance is available Monday through Friday 8:00am - 6pm (Pacific Time). Customers can contact support by calling the Gold Support line at either: 650-227-2732 or 800-230-2150.

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  •
  Initial customer response to phone, email, and support portal submissions is typically within 1 business day.

  •
  Initial customer response to Internet Chat within 15 minutes.

  •
  No support is provided on Epocrates holidays.

1.1.2.  Standard Support

  •
  Email, web and Internet Chat assistance is available Monday through Friday 8:00am - 6pm (Pacific Time). Customers can contact support by emailing: support@epocrates.com, clicking the "Chat Now" button on various Epocrates web pages or by using the support portal at www.epocrates.com/support.

  •
  Initial customer response to phone, email, and support portal submissions is typically within 3 business days.

  •
  Initial customer response to Internet Chat within 15 minutes.

  •
  No support is provided on Epocrates holidays.

For BMJ Sales & Users

  •
  Customer service and first-line technical support will be provided by the BMJ customer service and technical support will be provided via the Web or electronic mail between the hours of 09:00-17:00 GMT, Monday through Friday, except UK holidays.

  •
  Where the query relates to technology of the BMJWebDxPremium, BMJ shall email Epocrates with the query and Epocrates shall acknowledge BMJ's email within 1 Business day if received by Friday midday and respond back to Epocrates within 2 Business Days.

  •
  On rare occasions when a technical support issue cannot be resolved by Epocrates with the BMJ after consultation between them, BMJ may request that Epocrates provide technical support directly to the effected subscriber or potential subscriber.

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Schedule 8—Epocrates Business Continuity Plan

        Referenced in Definition of "Epocrates Business Continuity Plan"

        "Epocrates Business Continuity Plan" referred to in Clauses 6.9 and 9.4

The Epocrates infrastructure is built on industry-standard, highly fault-tolerant and scalable components, resulting in excellent performance, site availability and security.

Production Infrastructure

Our infrastructure is architected to be highly reliable, and built upon robust, industry-standard components. Co-located at AT&T's facility in Redwood City, California, our production network is comprised of servers from both Dell and Hewlett-Packard, and runs Red Hat Linux Enterprise 3 in a pooled configuration. We use Oracle for our database management system running on an EMC Storage Area Network in a highly fault-tolerant configuration. Our infrastructure is built on network elements from Foundry, Cisco and Checkpoint Technologies and takes advantage of hot standby configurations where session state is preserved.

The AT&T collocation facility has redundant network feeds, redundant power distribution units and redundant cooling units supporting our production systems. The facility is high secured and requires both picture ID and biometric scans for entry for authorized personnel only.

All of our applications run in "pools" of servers behind Foundry load balancers. This configuration allows for seamless upgrading of code and content, a very high degree of redundancy and the ability to scale easily as required. Additionally, this type of configuration insulates customers from a single instance failure providing a high mean time between failures.

The site is monitored on a 24 × 7 basis using standard SNMP monitoring tools and custom scripts. This combination provides a very comprehensive set of automated system and application checks. Staff is on-call on a 24 × 7 basis to react to any fault or performance management issues.

  The result of this combination of capabilities is that our down time—both scheduled and unscheduled—is extremely low. We are able to maximize our scheduled availability by providing virtually uninterrupted service during routine maintenance periods, and we have had no unscheduled down time for over two years.

Production Server Backup Procedure

Our servers and production data are backed up on a nightly basis and archived for a minimum of 3 years with user data archived indefinitely. Epocrates implements Veritas NetBackup Data Center and StorageTek (SUN) LTO2 tape library products as the core tools for backup. Automated backups are performed at the production facility and an additional copy of the data is sent to the corporate data warehouse. Backups of the data warehouse are sent to an offsite storage facility. The entire backup process (including file transfers and database exports) is automated and monitored on a daily basis.

In conjunction with our Sarbanes Oxley compliance, all mission critical infrastructure vendors have SAS 70 verification on file with Epocrates.

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Schedule 9—Sponsorship and Advertising Restrictions

        Referenced in Definitions of "Sponsorship and Advertising Restrictions" and "Support Specification".

        "Sponsorship and Advertising Restrictions" referred to in Clause 8.4

        Both Parties agree that advertising and sponsorship is permitted within the NewDx Products.

The following minimum rules shall apply for such sponsorship and advertising, but either Party is permitted to establish more restrictive advertising and sponsorship guidelines for the NewDx Products for which it is the Site Owner. These rules may be modified by the Executive Committee:

Definitions:

  •
  Site Owner refers to Epocrates in the case of all versions of the EpocWebDxFree Product, EpocWebDxPremium Product and MobileNewDx Product; and refers to the BMJ in the case of all versions of the BMJWebDxPremium Product.

  •
  Advertising refers to the purchase of advertisements and/or name placement and/or logo placement on individual pages or entire sections of a NewDx Product. These advertisements, names, and/or logos are linked to the sponsor's corporate, product, or educational sites as allowed by these guidelines.

  •
  Sponsorship refers to unrestricted financial support from third party commercial organizations for NewDx Products where recognition is provided on the site but there is no promotional information about the sponsor. The Sponsor's logo may be used, and the Sponsor's corporate or educational site may be linked to from the NewDx Product as allowed by these guidelines. The language acknowledging the Sponsor's contribution will be similar to, "This [portion of the] [NewDx Product name] site is funded in part by an educational grant from ABC Corporation." As a benefit of sponsorship, the sponsor may be offered an advertisement within their sponsored area, which may link to a product ad.

Advertising Guidelines:

1.
Advertisers shall have no control over or right to influence any of the NewDx Content. Similarly, advertisers shall have no control over or right to influence the results of searches users conduct within a NewDx Product.

2.
Advertisements must be readily distinguishable from editorial content. All advertisements will be marked "Advertisement" or similarly designated.

3.
The Site Owner, in its sole discretion, retains the right to decline any submitted advertisement or to discontinue posting of any advertisement previously accepted.

4.
Site Owner will not accept advertisements that, in the sole opinion of Site Owner, make unsubstantiated claims of therapeutic benefit for a particular product(s) or otherwise contain fraudulent, deceptive, misleading or offensive material. In addition, Site Owner will not accept advertising in any form for any products or services known to be harmful to health or would be likely to reflect negatively on the reputation or goodwill of Site Owner (e.g., tobacco products, alcohol, firearms, gambling or pornography).

5.
Site Owner will not accept advertisements regarding pharmaceutical, biomaterials, or medical devices not cleared for marketing in the U.S. by the Food and Drug Administration, or such other jurisdictions where the advertisement will be displayed.

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6.
Advertisements may link off-site to a commercial Web site, provided that the viewer is not prevented from easily returning to the NewDx Product.

7.
Site Owner reserves the right to not link to or to remove links to other Web sites.

8.
Advertisements may appear as fixed banner advertisements or as rotating advertisements.

9.
Site Owner will not use "pop-up" ads that obstruct the visibility of the NewDx Product. "Pop-up" ads are ads that automatically appear on top or below of the page the user intends to read and therefore must be deleted before or after the User views the reader's intended page. For advertisements that display additional content on larger space than the advertisement itself (e.g. PointRoll or other expandable ad units), it is preferred for the additional content to display only when the user clicks, not just rolls over the advertisement (i.e., set for "expand on click").

10.
Advertising shall comply with all applicable laws and regulations of the United States of America or such other jurisdictions as may be applicable. It is the responsibility of the advertiser to comply with such laws, but if Site Owner becomes aware of any breach or potential breach of any applicable law or regulation, Site Owner reserves the right to remove the advertisement.

11.
If continuing medical education programs are included in a site, advertising must comply with applicable rules relating to continuing medical education (e.g., in accordance with ACCME rules, advertisements may not be juxtaposed with, appear in line with, appear adjacent to, or be linked to continuing medical education content).

Sponsorship Guidelines:

1.
Sponsorship should include an appropriate, readily-visible notice indicating that financial support has been provided, and naming the sponsoring organization. For example, the sponsorship may be declared by way of a small notice stating, "Supported by a grant from [name of sponsor]," on the sponsored pages or at the beginning of a section of the NewDx Product being sponsored.

2.
The acknowledgement of support may link to a commercial website of the sponsoring organization provided that it is clear to the user that the linked page is not part of the NewDx Product.

3.
Like advertising, a sponsoring organization shall not be given control over or the right to influence the NewDx Content.

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Schedule 10—Exit Plan

        Referenced in Definition of "Exit Plan"

        "Exit Plan" referred to in Clauses 9.4, 11.9(b), 11.9(d), 11.10

1.     Definitions

1.1
In this Exit Plan the following definitions shall apply (in addition to definitions set out in Clause 1)

  Software means the Licensed Software and the Epocrates Software, which together with hardware comprise the BMJWebDxPremium technology.

  Licensed Software means all software included in the BMJWebDxPremium Product to which Epocrates does not own the copyright and is as set out in Schedule 3. This includes open source software, therefore.

  Epocrates Software means all software included in the BMJWebDxPremium Product to which Epocrates does own the copyright, regardless of whether the software was written by Epocrates or purchased (together with the copyright) from another organisation.

  Database means a structured store of data used in the delivery of the BMJWebDxPremium technology. It includes but is not limited to relational database management systems, structured text files, LDAP or other directories, and XML databases

  Files mean any files on a computer system that are necessary for the provision of the BMJWebDxPremium technology, including but limited to configuration files and log files.

  Documentation means all manuals, procedures, test scripts, specifications, diagrams and schema used in the specification, build, or running of the BMJWebDxPremium technology.

  Epocrates Escrow Deposit means the following items as of the Launch Date of the BMJWebDxPremium Product, updated not less then annually thereafter and updated as of the date of termination of the Agreement, unless Epocrates is not able to provide an update as of such date:

    (a)
    A list of all licenses to all Licensed Software used in the delivery of the BMJWebDxPremium technology, including for each license

      •
      The name of the software product licensed.

      •
      The name and address of the company the software is licensed from. In the case of open source software, where there is no owning organisation, a URL indicating where the software can be obtained should be given instead.

      •
      A list of any third party licenses which can be transferred to BMJ and whether a cost applies.

    (b)
    A copy the complete source and object code for all Epocrates Software

    (c)
    A copy of all Files

    (d)
    The structure of all Databases, in machine readable form

    (e)
    A copy of the complete contents of all Databases, in machine readable form

    (f)
    A copy of all Documentation

    (g)
    Contact details for any third party web hosting and maintenance providers currently used for the BMJWebDxPremium technology for BMJ to consider whether it wishes to engage any services from such party.

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2.     Escrow.

  (a)
  Escrow Agreement.    The Parties shall enter into an escrow agreement with a mutually acceptable company experienced in providing software escrow services, and shall do so prior to the Launch Date of the BMJWebDxPremium Product. Epocrates will place in escrow the Epocrates Escrow Deposit as of the Launch Date within thirty (30) days after such Launch Date, subject to the following conditions:

  (i)
  The cost of the escrow, including fees due on deposits of updates of the Epocrates Escrow shall be paid by Epocrates in advance. Epocrates will be required to update the Escrow Deposit at least once every twelve (12) months and, as of the date of termination. The Parties acknowledge that because the BMJWebDxPremium Product will be integrated with other Epocrates software and products, the Epocrates Escrow Deposit may include source code and items in excess of that specifically identified with the BMJWebDxPremium Product ("Excess Escrow Deposit").

  (ii)
  BMJ shall be entitled to receive the Epocrates Escrow Deposit by mutual agreement of the Parties, or under Clause 11 (including at such time as specified therein) or under the terms of any signed Escrow Agreement.

  (b)
  License to Use Escrowed Materials.

  (i)
  Epocrates hereby grants to BMJ a non-exclusive, worldwide, perpetual, non-transferable (except as provided in Clause 21 "Assignment"), royalty-free license to use the source code of the Epocrates Escrow Deposit ("BMJ Escrow License"), following release, solely as permitted in accordance with the licenses granted in this Agreement. BMJ may not exercise any rights under this BMJ Escrow License until and unless it receives a release of the Epocrates Escrow Deposit in accordance with this agreement or the Escrow Agreement. BMJ's rights under this clause may be exercised by a subcontractor. Nothing in this clause, including the BMJ Escrow License grant set forth above, grants BMJ any right or license in or to the Excess Escrow Deposit, and BMJ shall ensure that its use of the Escrow Deposit excludes use of any Excess Escrow Deposit.

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Schedule 11 Change Process and Request Form

        "Schedule 11" referred to in Clauses 3.3 and 23.2

  •
  Epocrates will post the most current SRS (Product Specifications) document on its LAN in read-only access and provide BMJ access to that location so they can get it anytime.

  •
  Epocrates will provide read-only access to Extraview (or a Web page view of Extraview) to view items Epocrates Engineering is addressing regarding the product

  •
  The Party requesting a change will complete its sections of the form below. These forms will be emailed to the other Party's Project Leader who will discuss the change and complete sections required by it. If determined the item should be changed/fixed, the Epocrates Project Leader will add to Extraview to be addressed

Form

    Ref:

TO:
FROM:

To be completed in accordance with Clause 23.2 of this Agreement to form part of the Agreement when accepted by both Parties.

Originated by BMJ/ Epocrates (delete as appropriate)

Reason for proposed change

  Description of proposed change (attach specifications if appropriate)

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Time Required	Impact / Risk if any on the Project Timetable / general obligations(detail) (nil/low/mod/high)	Detail impact /risk

Cost of Change if any:

Price £ /$ (delete as applicable)	VAT (at %) £/$ if applicable	Total £/$ (delete as applicable)

Complete only when impact assessment is accepted for implementation:

Accepted by the BMJ's authorised delegate:

Signed:

Date:
Accepted by Epocrates authorised delegate:
Signed:
Date:

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Schedule 12—Dispute Resolution

"Schedule 12" referred to in Clause 15.2

I.     MEDIATION

a.
Any dispute, controversy or claim arising out of or related to this agreement, or the interpretation, application, breach, termination or validity thereof, including any claim of inducement by fraud or otherwise, which claim would, but for this provision, be submitted to arbitration as provided below shall, before submission to arbitration, first be mediated through nonbinding mediation in accordance with the CEDR Mediation Procedure available at http://www.cedr.co.uk/library/documents/MMPA_9thEd.pdf except where that procedure conflicts with these provisions, in which case these provisions control. The mediation shall be conducted in London, England and shall be attended by a senior executive with authority to resolve the dispute from each Party.

b.
The mediator shall be neutral, independent, disinterested and shall be selected from a professional mediation firm recommended by CEDR.

c.
The Parties shall promptly confer in an effort to select a mediator by agreement. In the absence of such an agreement within 10 days of initiation of the mediation, the mediator shall be selected as follows: CEDR shall provide the Parties with a list of at least 10 names from the CEDR's lists. Each Party shall exercise challenges for cause, two peremptory challenges, and rank the remaining candidates within 5 working days of receiving the CEDR list. The Parties may together interview the three top-ranked candidates for no more than one hour each and, after the interviews, may each exercise one peremptory challenge. The mediator shall be the remaining candidate with the highest aggregate ranking.

d.
The mediator shall confer with the Parties to design procedures to conclude the mediation within no more than 45 days after initiation. Under no circumstances may the commencement of arbitration under Clause II below be delayed more than 45 days by the mediation process specified herein absent contrary agreement of the Parties.

e.
Each Party agrees not to use the period or pendency of the mediation to disadvantage the other Party procedurally or otherwise. No statements made by either side during the mediation may be used by the other or referred to during any subsequent proceedings.

f.
Each Party has the right to pursue provisional relief from any court, such as attachment, preliminary injunction, replevin, etc., to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration, even though mediation has not been commenced or completed.

g.
The cost of the mediator and venue shall be shared equally between the Parties.

II.    ARBITRATION

a.
Any dispute, controversy or claim arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, will be submitted for resolution to arbitration pursuant to the rules then prevailing of the CPR Institute for Dispute Resolution for Non-Administered Arbitration (available at www.cpradr.org/arb-rules.htm), or successor ("CPR"), except where those rules conflict with these provisions, in which case these provisions control. The arbitration will be held in San Francisco, California.

b.
The panel shall consist of three arbitrators chosen from the CPR Panels of Distinguished Neutrals (or, by agreement, from another provider of arbitrators) each of whom is a lawyer with at least 15 years experience with a law firm or corporate law department of over 25 lawyers or who was a

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  judge of a court of general jurisdiction. In the event the aggregate damages sought by the claimant are stated to be less than $5 million, and the aggregate damages sought by the counterclaimant are stated to be less than $5 million, and neither side seeks equitable relief, then a single arbitrator shall be chosen, having the same qualifications and experience specified above. Each arbitrator shall be neutral, independent, disinterested, impartial and shall abide by The CPR-Georgetown Commission Proposed Model Rule for the Lawyer as Neutral available at www.cpradr.org/cpr-george.html.

c.
The Parties agree to cooperate (1) to attempt to select the arbitrator(s) by agreement within 30 days of initiation of the arbitration, including jointly interviewing the final candidates, (2) to meet with the arbitrator(s) within 30 days of selection and (3) to agree at that meeting or before upon procedures for discovery and as to the conduct of the hearing which will result in the hearing being concluded within no more than six (6) months after selection of the arbitrator(s) and in the award being rendered within 60 days of the conclusion of the hearings, or of any post-hearing briefing, which briefing will be completed by both sides within 45 days after the conclusion of the hearings.

d.
In the event the Parties cannot agree upon selection of the arbitrator(s), the CPR will select arbitrator(s) as follows: CPR shall provide the Parties with a list of no less than 25 proposed arbitrators (15 if a single arbitrator is to be selected) having the credentials referenced above. Within 15 days of receiving such list, the Parties shall rank at least 65% of the proposed arbitrators on the initial CPR list, after exercising cause challenges. The Parties may then interview the five candidates (three if a single arbitrator is to be selected) with the highest combined rankings for no more than one hour each and, following the interviews, may exercise one peremptory challenge each. The panel will consist of the remaining three candidates (or one, if one arbitrator is to be selected) with the highest combined rankings. In the event these procedures fail to result in selection of the required number of arbitrators, CPR shall select the appropriate number of arbitrators from among the members of the various CPR Panels of Distinguished Neutrals, allowing each side challenges for cause and three peremptory challenges each.

e.
In the event the Parties cannot agree upon procedures for discovery and conduct of the hearing meeting the schedule set forth in paragraph c above, then the arbitrator(s) shall set dates for the hearing, any post-hearing briefing, and the issuance of the award in accord with the paragraph c schedule. The arbitrator(s) shall provide for discovery according to those time limits, giving recognition to the understanding of the Parties that they contemplate reasonable discovery, including document demands and depositions, but that such discovery be limited so that the paragraph c schedule may be met without difficulty. In no event will the arbitrator(s), absent agreement of the Parties, allow more than a total of ten days for the hearing or permit either side to obtain more than a total of 40 hours of deposition testimony from all witnesses, including both fact and expert witnesses, or serve more than 20 individual requests for documents, including subparts, or 20 individual requests for admission or interrogatories, including subparts. Multiple hearing days will be scheduled consecutively to the greatest extent possible.

f.
The arbitrator(s) must render their award by application of the substantive law of the jurisdiction specified in the Agreement and are not free to apply "amiable compositeur" or "natural justice and equity." The arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reasons therefore stated. A transcript of the evidence adduced at the hearing shall be made and shall, upon request, be made available to either Party. The arbitrator(s) shall have power to exclude evidence on grounds of hearsay, prejudice beyond its probative value, redundancy, or irrelevance and no award shall be overturned by reason of such ruling on evidence. To the extent possible, the arbitration hearings and award will be maintained in confidence.

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g.
In the event the panel's award exceeds $5 million in monetary damages or includes or consists of equitable relief, or rejects a claim in excess of that amount or for that relief, then the losing Party may obtain review of the arbitrators' award or decision by a single appellate arbitrator (the "Appeal Arbitrator") selected from the CPR Panels of Distinguished Neutrals by agreement or, failing agreement within seven working days, pursuant to the selection procedures specified in paragraph d above. If CPR cannot provide such services, the Parties will together select another provider of arbitration services that can. No Appeal Arbitrator shall be selected unless he or she can commit to rendering a decision within forty-five days following oral argument as provided in this paragraph. Any such review must be initiated within thirty (30) days following the rendering of the award referenced in f above.

h.
The Appeal Arbitrator will make the same review of the arbitration panel's ruling and its bases that the U.S. Court of Appeals of the Circuit where the arbitration hearings are held would make of findings of fact and conclusions of law rendered by a district court after a bench trial and then modify, vacate or affirm the arbitration panel's award or decision accordingly, or remand to the panel for further proceedings. The Appeal Arbitrator will consider only the arbitration panel's findings of fact and conclusions of law, pertinent portions of the hearing transcript and evidentiary record as submitted by the Parties, opening and reply briefs of the Party pursuing the review, and the answering brief of the opposing Party, plus a total of no more than four (4) hours of oral argument evenly divided between the Parties. The Party seeking review must submit its opening brief and any reply brief within forty-five (45) and ninety (90) days, respectively, following the date of the award under review, whereas the opposing Party must submit its responsive brief within seventy-five (75) days of that date. Oral argument shall take place within five (5) months after the date of the award under review, and the Appeal Arbitrator shall render a decision within forty-five (45) days following oral argument. That decision will be final and not subject to further review, except pursuant to the Federal Arbitration Act.

i.
The Parties consent to the jurisdiction of the Federal District Court for the district in which the arbitration is held for the enforcement of these provisions and the entry of judgment on any award rendered hereunder (including after review by the Appeal Arbitrator where such an appeal is pursued). Should such court for any reason lack jurisdiction, any court with jurisdiction shall act in the same fashion.

j.
Each Party has the right before or, if the arbitrator(s) cannot hear the matter within an acceptable period, during the arbitration to seek and obtain from the appropriate court provisional remedies such as attachment, preliminary injunction, replevin, etc. to avoid irreparable harm, maintain the status quo, or preserve the subject matter of the arbitration.

k.
Each Party waives its right to trial of any issue by jury.

l.
Each Party waives any claim for attorneys' fees and costs and prejudgment interest from the other.

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        As Witness and executed as a deed by the hands of the duly authorised representatives of the Parties hereto the day and year first above written

Executed as a Deed by	)
THE BMJ PUBLISHING GROUP	)
LIMITED acting by its duly	)
authorised representatives	)

/s/ Stella Dutton
(director)
/s/ Kim Lenart
(secretary)

Executed as a Deed by	)
EPOCRATES, INC.	)
acting by its duly authorised representatives	)

/s/ Kirk Loevner
(director)
/s/ Paul F. Banta
(secretary)

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 AMENDMENT
to
AGREEMENT for the NEWDX PROJECT

        This Amendment, effective as of December 7, 2007, amends the Agreement for the NewDx Project (the "Agreement") dated as of February 20, 2007, entered into by and between Epocrates, Inc., a Delaware corporation, with offices located at 1100 Park Place, Suite 300, San Mateo, California 94403 ("Epocrates") and BMJ Publishing Group Limited, a company incorporated under the laws of England and Wales, with offices located at BMA House, Tavistock Square, London, WC1H 9JR ("the BMJ").

IT IS HEREBY AGREED:

        In consideration of the mutual representations and covenants set forth below, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Epocrates and the BMJ agree to amend the Agreement as follows:

1.
The definition of MobileNewDx Product is amended in its entirety to read:

  MobileNewDx Product means an updated version of Epocrates Subscription access only Dx product for use on or access from Mobile Platforms (subject always to geographic restrictions for website access as set out in Clauses 8 and 11), replacing the 5MCC element with the NewDx Content, and in any other new Epocrates Mobile Platforms, which will have primary Epocrates branding and secondary BMJ branding, for access via Subscriptions and registration (without a subscription) (i.e. includes both the MobileFreeNewDx Product and MobilePremiumNewDx Product) for which may be bundled with the Essentials Mobile Product and in accordance with the NewDx Products Specification;

2.
Clauses 5.2 through 5.6 of the Agreement are hereby replaced in their entirety with the following:

5.2
Before the BMJ delivers a monograph to Epocrates for incorporation into the NewDx Products, the BMJ will ensure that the final version has been reviewed and approved by a senior editor who has verified that the monograph conforms to the NewDx Content Specifications, does not contain any material error and the XML for the monograph accurately loads and correctly appears in the NewDx Product preview site based on this site not having any technical errors or omissions. Upon completion of such review, the BMJ shall accept the monograph and notify Epocrates in writing of its acceptance.

5.3
On a periodic basis, to be agreed upon by the parties, the BMJ shall provide Epocrates with a report concerning the status of each monograph to be developed indicating whether the topic has been commissioned, and if commissioned, the status of the draft (e.g., received from author, returned to author for modification, undergoing peer review, being edited, under final review by senior editor, etc.) as well as an estimated acceptance date for the monograph.

5.4
Upon acceptance of a monograph by the BMJ, Epocrates may, in its discretion, review the monograph and provide comments to the BMJ. Any comments provided by Epocrates shall be limited to matters that are, in the opinion of Epocrates' clinical staff, important or necessary changes. Each comment provided by Epocrates on a monograph shall clearly reflect Epocrates' perception of the importance of the comment. The BMJ will consider all comments provided by Epocrates, evaluating urgent comments relating to a Material Error promptly for immediate or near-term inclusion in the NewDx Content and retaining other and less urgent comments for consideration upon the next regular review of the monograph pursuant to Clause 5 of Schedule 2 of the Agreement. Within thirty (30) days of receiving comments from Epocrates, BMJ will provide a response to such comments indicating briefly BMJ's intended action in response to each comment. BMJ shall have ultimate discretion as to whether it makes any changes to the NewDXContent based on comments unrelated to Material Errors, or the monographs not adhering to the NewDx Content Specification.

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1

  5.5
  Deleted

  5.6
  If the BMJ does not accept the feedback provided by Epocrates regarding whether any monograph is in compliance with the NewDX Content Specification or relating to an allegation that there is a Material Error (and solely limited to these issues), either party may refer the matter to the Content Advisory Panel which shall arbitrate and render an opinion within 15 Business Days on the acceptability of the monograph or any matter referred to it. Neither party may refer a matter to the Content Advisory Panel until the matter has been presented to the Executive Committee and has remained unresolved by the Executive Committee for at least ten (10) Business Day after such presentation. The arbitration by the Content Advisory Panel shall be in lieu of any dispute resolution process as set forth in Clause 15. Each party accepts that the decision of the Content Advisory Panel shall be final and binding.

3.
Clause 6.7 of the Agreement is to be replaced with the following:

  "Within 30 days following acceptance of the 420th monograph, which includes 20 overview monographs, from the NewDXContent (but no earlier than as set out in the Project Timetable) or such longer period for any NewDX Product as may be approved by the Executive Committee, Epocrates shall make the NewDX Products for online platforms available for access. Promptly after completion of the SRS for the MobileNewDX Product pursuant to Schedule 3 or execution of this Agreement, the Executive Committee will establish a date and criteria for Launch of the NewMobileDX Product, and Epocrates will use its good faith efforts to ensure that such Launch on the first mobile platform shall be no later than ninety (90) days after (i) acceptance of the 620th monograph of those monographs identified by the parties for the initial Launch of the NewMobileDX Product, any changes to such identified monographs shall be by mutual agreement of the parties, and (ii) Epocrates is satisfied that the identified monographs, as a whole, are of acceptable quality for Launch of the NewMobileDX Product. Changes to the Launch criteria in this clause may be made by the Executive Committee in writing."

4.
Clause 8.1 (b) of the Agreement is replaced with the following:

  "In the US and Canada, Epocrates shall have the exclusive right to market, distribute and sell the products containing NewDx Content for use primarily on Mobile Platforms in the and the exclusive right to market and sell Subscriptions to the MobileNewDX Product,and distribute the MobileFreeNewDX Product without a Subscription to any customers, and throughout the rest of the world, Epocrates shall have the non-exclusive right to market, distribute and sell the products containing NewDx Content for use primarily on Mobile Platforms and the non-exclusive right to market and sell Subscriptions to the MobileNewDX Product, and distribute the MobileFreeNewDX Product without a Subscription to any customers throughout the world. Other than the US and Canada, BMJ shall have the non-exclusive right to market, distribute and sell products containing NewDx Content for use primarily on Mobile Platforms and the non-exclusive right to market and sell Subscriptions to any Mobile Platform Product containing NewDx Content with or without a Subscription to any customers other than those located within the US and Canada.

  For the avoidance of doubt, geographical restrictions shall apply in accordance with Clause 8 and 11 should any Mobile Platform user wish to access the EpocWebDXFree Product, EpocWebDXPremium Product from outside of the US and Canada"

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2

5.
Clause 8.5 shall have "which will be determined by the Executive Committee no later than 1st July 2007" substituted with "which was determined by the Executive Committee no later than 1st July 2008".

6.
Clause 11.2 of the Agreement is amended as follows:

"11.2
Either Party may terminate this Agreement on six (6) months written notice to the other Party at any time after 31st December 2010, if the terminating Party can demonstrate Commercial Failure. Both Parties will use all reasonable endeavours to on their part avoid a Commercial Failure. For the purposes of this Clause 11.2 Commercial Failure means:

(a)
in the case of BMJ invoking this clause, where in the 2010 or 2011 calendar years Epocrates has not accrued royalties, including the Web Traffic Fees, the MobileNewDx Product Royalties and the EpocWebDxPremium Product Royalties, for BMJ in the sum of [*] or more; or

(b)
in the case of Epocrates invoking this clause where (i) BMJ has not accrued BMJWebDxPremium Product Royalties for Epocrates in the sum of [*] or more in 2010 or [*] or more in 2011, or (ii) the Visitors per month, as defined in Schedule 5, Clause 2.2(i), is less than than [*] Visitors on average across 2010 or less than [*] Visitors on average across 2011"

7.
Appendix 2 to Schedule 2 of the Agreement is replaced with the attached Appendix 2 to Schedule 2.

8.
Schedule 4 of the Agreement is replaced with the attached Schedule 4.

9.
Clause 3 of Schedule 5 is amended by deleting "Clause 8 of this Schedule 5" in the middle of the paragraph with "Clause 6 of this Schedule 5."

10.
Clause 3.1 of Schedule 5 of the Agreement is amended so that all references to "[*]" therein are amended to state "[*]".

11.
Clause 3.5 of Schedule 5 is amended by deleting "Clause 3.5 of this Schedule 5" with "Clause 3.1.3 of this Schedule 5."

12.
All capitalized terms used, but not defined, in this Amendment shall have the meanings attributed to such terms in the Agreement.

13.
Except as specifically modified by this Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Epocrates and the BMJ have caused this Amendment to be signed by their duly authorized representatives as of the date first set forth above.

(c) EPOCRATES, INC.		BMJ PUBLISHING GROUP LTD
By	/s/ Rose Crane	By	/s/ Patrick Spencer
Name	Rose Crane	Name	Patrick Spencer
Title	Interim CEO	Title	Finance Director
Date	3/3/09	Date	3/2/09

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3

 Appendix 2 to Schedule 2
BMJ Processes (New Monographs)

(i)    Editorial Process for new Topics

[to be corrected to properly reflect when Epocrates is consulted]

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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 SCHEDULE 4
Project Timetable

        Referenced in Definition of "Project Timetable"

        "Project Timetable" referred to in Clauses 3.5, 4.1, 4.2, 4.3, 5.1, 5.7, 6.1 and 11.8

Milestone	Timing
First 30 Monographs delivered to Epocrates	June 2007
First 100 Monographs delivered to Epocrates (cumulative)	End July 2007
Engineering Plan Approval	Mid April 2007
First 200 Monographs delivered to Epocrates (cumulative)	End September 2007
First 380 Monographs delivered to Epocrates (cumulative)	End December 2007
Feature Complete	End August 2007
First 405 Monographs delivered to Epocrates (cumulative)	End June 2008
Final Release	July 15 2008
Thereafter not less than 25 Monographs delivered to Epocrates per month	Until 1000 delivered which shall occur no later than 31 Dec 2009

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

5

 AMENDMENT No 2
to
AGREEMENT for the NEWDX PROJECT

This Amendment, effective as of 1 October 2009, amends the Agreement for the NewDx Project (the "Agreement") dated as of February 20, 2007 and thereafter as amended by Amendment No 1 dated December 7 2007 and is entered into by and between Epocrates, Inc., a Delaware corporation, with offices located at 1100 Park Place, Suite 300, San Mateo, California 94403 ("Epocrates") and BMJ Publishing Group Limited, a company incorporated under the laws of England and Wales, with offices located at BMA House, Tavistock Square, London, WC1H 9JR ("the BMJ").

IT IS HEREBY AGREED:

In consideration of the mutual representations and covenants set forth below, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Epocrates and the BMJ agree to amend the Agreement as follows:

1.
Clause 6.7 is amended in its entirety to read:

  "Within 30 days following acceptance of the 420th monograph, which includes 20 overview monographs, from the NewDXContent (but no earlier than as set out in the Project Timetable) or such longer period for any NewDX Product as may be approved by the Executive Committee, Epocrates shall make the NewDX Products for online platforms available for access. Promptly after completion of the SRS for the MobileNewDX Product pursuant to Schedule 3 or execution of this Agreement, the Executive Committee will establish a date and criteria for Launch of the NewMobileDX Product, and Epocrates will use its good faith efforts to ensure that such Launch on the iPhone mobile platform shall be no later than ninety (90) days after (i) acceptance of the 620th monograph of those monographs identified by the Parties for the initial Launch of the NewMobileDX Product, any changes to such identified monographs shall be by mutual agreement of the Parties. Launch of the New DXContent on all other Mobile Platforms in which the 5MCC content existed as at 30 September 2009 shall be launched by 1 October 2009, unless Epocrates makes payment of the enhanced royalties set out in Clause 3.1.5 of Schedule 3, from 1 January 2010 and until such Launch of the NewDXContent on all Mobile Platforms which contained any 5MCC content as at 30 September 2009. Changes to the Launch criteria in this clause may be made by the Executive Committee in writing."

2.
Clause 11.1 of the Agreement is hereby replaced in its entirety with the following:

  "11.1    a)    This Agreement shall commence on the Commencement Date and shall continue, unless terminated earlier by mutual agreement of the Parties, for an initial term ending at midnight on 31st December 2011 ("Initial Term"), subject to the BMJ not exercising its option as contained within Clause 11.1 (b) below and shall continue thereafter for further renewal periods of one calendar year unless terminated by either Party giving no less than six (6) months written notice to the other Party, such notice to expire at the end of the Initial Term, or the 31st of March 2012 if the BMJ exercises its option in accordance with Clause 11.1 (b) or at the expiry of further year renewal periods, subject to any earlier termination in accordance with the provisions of this Clause 11 (the Term).

  b)
  The BMJ shall have an option to extend this Agreement 3 months beyond 31 December 2011 (hence until 31 March 2012), in the event that either the BMJ or Epocrates gives 6 months notice to terminate this Agreement which would otherwise have resulted in an effective date

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

1

    of termination of 31 December 2011. Therefore should the BMJ wish to exercise this option it shall either:

    i)
    If Epocrates gives the minimum 6 months notice required by Clause 11.1 a) to the BMJ Group to terminate this Agreement with effect from 31 December 2011, then the BMJ has until 1 October 2011 to give such notice to Epocrates that it shall be exercising its option to extend the Agreement until 31 March 2012; or

    ii)
    If BMJ wishes to terminate this Agreement by giving Epocrates the minimum 6 months notice required by Clause 11.1a), it shall be entitled to do so any time until 1 October 2011 and the effective date of termination shall be 31 March 2012.

3
Section 3.1 of Schedule 5 of the Agreement is replaced in its entirety with the following:

"3.1
MobileNewDx Royalties

3.1.1
Subject to the additional terms in this section 3, Epocrates shall pay to the BMJ a royalty amount equal to [*] of the Actual License Fees received by or on behalf of Epocrates for the MobileNewDx Product during the Term.

3.1.2
If Epocrates includes the MobileNewDx Product as part of a discounted or promotional bundle with another Epocrates product or module, then the Actual License Fee received by Epocrates will be allocated between the components of the bundle using the methodology demonstrated by the following example ("the Methodology"):

    [*]

  3.1.3
  In any event, subject to Clause 3.1.5 Epocrates shall pay to the BMJ [*] of the Actual License Fees as set out above or [*] per Subscription (calculated as an average on a quarterly basis) whichever is the greater amount.

  3.1.4
  Epocrates will be allowed to provide existing Epocrates Dx (5MCC) subscribers at the Commencement Date the MobileNewDx Product without charging an additional fee. [*]

  3.1.5
  With effect from 1 January 2010 until Launch of the NewDXContent on the Mobile Platforms which contained any 5MCC content as at 30 September 2009, Epocrates shall make payment of an enhanced royalty to the BMJ at the rate of [*] of the Actual License Fees as set out above ."

4.
[*]

5.
All capitalized terms used, but not defined, in this Amendment shall have the meanings attributed to such terms in the Agreement.

6.
Except as specifically modified by this or any previous Amendment, all terms and conditions of the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the Epocrates and the BMJ have caused this Amendment to be signed by their duly authorized representatives effective as of the date first set forth above.

EPOCRATES, INC.		BMJ PUBLISHING GROUP LTD
By	/s/ Rick Van Hoesen	By	/s/ Patrick Spencer
Name	Rick Van Hoesen	Name	Patrick Spencer
Title	CFO	Title	CEO
Date	3/19/10	Date	18/3/10

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

2

QuickLinks

  Exhibit 10.22
CONTENTS
The Editorial Process for Updating Topics
Appendix 1 to Schedule 2 1st 420 Monographs * subject to substitution as set out in Schedule 2
Appendix 2 to Schedule 2 BMJ Processes (New Monographs)
AMENDMENT to AGREEMENT for the NEWDX PROJECT
Appendix 2 to Schedule 2 BMJ Processes (New Monographs)
SCHEDULE 4 Project Timetable
AMENDMENT No 2 to AGREEMENT for the NEWDX PROJECT